EXHIBIT 99.1

Execution Version

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the “Agreement”) is entered into on April 22, 2022 (the “Effective Date”), by and between NICOLAU CARVALHO ESTEVES, ROSÂNGELA DE OLIVEIRA TAVARES ESTEVES and NRE CAPITAL VENTURES LTD, a Brazilian corporation (each, a “Selling Shareholder” and, collectively, the “Selling Shareholders”), and ERSTE WV GÜTERSLOH GMBH, a corporation organized and existing under the laws of Germany (the “Purchaser”).

Recitals:

A.       The Selling Shareholders own and desire to sell, transfer and convey to the Purchaser 6,000,000 Class B common shares, par value US$0.00005 per share, of AFYA LIMITED, a Cayman Islands exempted company (the “Company”) (the “Transferred Shares”), on the terms and subject to the conditions contained in this Agreement.

B.       The Transferred Shares are subject to the Company’s Amended and Restated Memorandum and Articles of Association (as amended or restated from time to time, the “Articles”).

C.       The Purchaser desires to purchase Transferred Shares from the Selling Shareholders on the terms and subject to the conditions contained in this Agreement (the “Purchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

1.       PURCHASE AND SALE OF THE TRANSFERRED SHARES.

Purchase Price. At the Closing (as defined below), and subject to the terms and conditions of this Agreement, the Selling Shareholders hereby agree to sell, transfer, assign and convey to the Purchaser the Transferred Shares (with the number of Transferred Shares to be sold by each Selling Shareholder set forth on Exhibit F, and all rights and benefits relating to the Transferred Shares, including any indemnification rights, and the benefit of any guarantees or releases, free and clear of any Lien, and, in consideration for the Transferred Shares to be purchased by the Purchaser, the Purchaser agrees to pay to the Selling Shareholders $26.90 per Transferred Share, for an aggregate purchase price of $161,400,000 (the “Purchase Price”), payable in USD.

Closing. The closing of the Purchase (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date that is five business days after the conditions set forth in Articles 7, 8 and 9 have been satisfied or waived (except for those conditions to be satisfied at the Closing), or at such other date as the Selling Shareholder and Purchaser mutually agree in writing.

(c)       Closing Actions. At the Closing, the parties must perform the following actions or cause them to be performed, all of which shall be considered as an integral part of the Closing and, thus, as being performed simultaneously:

(i)       each of the Selling Shareholders shall deliver to the Purchaser (with a copy to the Company) a duly executed and completed share transfer instrument, substantially in the form attached hereto as Exhibit A, with respect to its Transferred Shares (the “Share Transfer Instrument”);

(ii)       the Selling Shareholders shall cause the Company to update, or procure from the Company’s transfer agent or the Company, the update of, the Company’s Register to effect the transfer of legal title of the Transferred Shares to the Purchaser, solely in respect of the Transferred Shares for which it receives a duly executed copy of the Share Transfer Instrument from either the Selling Shareholders or the Purchaser, and shall deliver to the Purchaser a certified extract of the Company’s Register showing that the Purchaser is the holder of the Transferred Shares;

(iii)       The Selling Shareholders and Purchaser shall deliver a duly executed Second Amended & Restated Shareholders’ Agreement of the Company (“A&R SHA”), substantially in the form attached hereto as Exhibit C; and

(iv)       the Purchaser shall pay, or cause to be paid to the Selling Shareholders, the Purchase Price in accordance with Exhibit E.

2.       REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

Ownership. Each Selling Shareholder owns all and has good and valid right, title and interest (legal and beneficial) in and to the applicable Transferred Shares, free and clear of any pledge, lien, charge, security interest, encumbrance, claim, options or equitable interest, or any other limitation or restriction(collectively, “Liens”), except for applicable legal and/or regulatory limitations or restrictions. At the Closing, such Selling Shareholder’s entire right, title and interest in and to the applicable Transferred Shares shall be conveyed to the Purchaser free and clear of any Lien. Such Selling Shareholder represents and warrants that its respective Transferred Shares are uncertificated.

Authority; Enforceability. NRE Capital Ventures Ltd is an entity validly existing and in good standing (or the equivalent status, if any, in the applicable foreign jurisdiction) under the jurisdiction of its formation and NRE Capital Ventures Ltd, Nicolau Carvalho Esteves and Rosângela de Oliveira Tavares Esteves each has full power and authority to enter into and perform its obligations under this Agreement. Each Selling Shareholder has duly executed and delivered this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby, is duly and validly authorized on the part of each Selling Shareholder and no other proceeding, consent or authorization on the part of each Selling Shareholder will be necessary to authorize this Agreement or the transaction contemplated hereby. This Agreement constitutes each Selling Shareholder’s valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

No Conflicts; Consents. The execution, delivery and performance by each Selling Shareholder of this Agreement, and the consummation by each Selling Shareholder of the transaction contemplated hereby, (i) does not conflict with, result in a breach or violation of, or constitute a default under, any contract or agreement to which a Selling Shareholder is a party or by which a Selling Shareholder is bound unless otherwise waived, (ii) to the knowledge of each Selling Shareholder, does not conflict with, or result in a breach or violation of, or constitute a default under, any law, order, code, rule, regulation, decree, injunction or permit to which each Selling Shareholder or each Selling Shareholder’s Transferred Shares or assets are subject, (iii) do not violate or conflict with the organizational and governing documents of NRE Capital Ventures Ltd, and (iv) except for the Antitrust Approval (as defined below), do not require any consents, approvals, authorizations, registration, qualification, declaration, notices or orders of, nor require the making of any filing to or with, any third party or any U.S., foreign, federal, state or local (or any department, agency or political subdivision thereof) governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority or instrumentality, except for filings pursuant to applicable U.S. federal or state securities laws.

No Broker-Dealer. The Selling Shareholders have not effected this transfer of shares by or through a broker-dealer in any public offering, has not engaged any broker, finder, investment banker, financial advisor, agent or similar professional and has not incurred any obligation for any finders’ fees, brokerage fees, investment banking fees, commissions or agent’s fees or similar compensation or reimbursement arrangements in connection with the transaction contemplated by this Agreement.

Sophisticated Selling Shareholders(f) . Each Selling Shareholder (A) is familiar with transactions similar to those contemplated by this Agreement, (B) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of such transactions, (C) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Transferred Shares and (D) has independently and without reliance upon the Purchaser or the Company, and based on such information and the advice of such advisors as each Selling Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Selling Shareholder acknowledges that neither the Purchaser nor any of the Purchaser’s affiliates or agents is acting as a fiduciary or financial or investment adviser to such Selling Shareholder, and has not given such Selling Shareholder any investment advice, opinion or other information on whether the sale of the Transferred Shares is prudent. Each Selling Shareholder acknowledges that the Company’s share capital may appreciate or depreciate in value substantially as a result of business, market or other reasons, and any future sale of shares of the Company’s share capital could be at a premium to the Purchase Price paid to such Selling Shareholder for the applicable Transferred Shares, and such sale could occur at any time or not at all. Each Selling Shareholder understands that the Purchaser and its affiliates and agents will rely on the accuracy and truth of the foregoing representations as a condition to proceeding with purchasing the Transferred Shares, and such Selling Shareholder hereby consents to such reliance.

Litigation. There is no claim, action, demand, hearing, charge, complaint, examination, litigation, suit, proceeding or governmental (civil, criminal administrative, or otherwise) investigation pending or, to the knowledge of each Selling Shareholder, threatened (A) against or by such Selling Shareholder relating to or affecting the Transferred Shares or (B) against or by such Selling Shareholder that challenges or seeks to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement or that would reasonably be expected to adversely affect or restrict such Selling Shareholder’s ability to enter into this Agreement or perform its obligations hereunder. Each Selling Shareholder is not subject to any outstanding order, decision, judgment, writ, injunction, decree, award or other determination that prohibits or otherwise restricts, or would reasonably be expected to prohibit or otherwise restrict, the ability of such Selling Shareholder to consummate fully the transaction contemplated by this Agreement.

Documents. The Articles and the Amended and Restated Shareholders’ Agreement of the Company dated June 7, 2021 are the only documents applicable to the Transferred Shares and, other than as contained in the Articles or applicable securities laws, each Selling Shareholder is not aware of any agreements, understandings, judgements, orders, or Liens granting rights or imposing obligations with respect to the Transferred Shares other than as waived.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Selling Shareholders, as of the date hereof and as of the Closing, as follows:

Authority; Enforceability. The Purchaser is an entity validly existing and in good standing under the jurisdiction of its formation and has full power and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby, have been duly and validly authorized and will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract known to the Purchaser by which the Purchaser is bound or to which it is subject.

Purchase for Own Account for Investment. The Purchaser is acquiring the Transferred Shares for the Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Transferred Shares within the meaning of the U.S. Securities Act of 1933, as amended (the “Act”). The Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Transferred Shares acquired by the Purchaser and no one other than the Purchaser (and its parent entities) will have any beneficial ownership of any of the Transferred Shares acquired by the Purchaser.

No Conflicts; Consents. The execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transaction contemplated hereby, (i) do not conflict with, result in a breach or violation of, or constitute a default under, any contract or agreement to which the Purchaser is a party or by which the Purchaser is bound, (ii) do not conflict with, or result in a breach or violation of, or constitute a default under, any law, order, code, rule, regulation, decree, injunction or permit to which the Purchaser or the Purchaser’s assets are subject, (iii) do not violate or conflict with the organizational and governing documents of the Purchaser, and (iv) except for the Antitrust Approval (as defined below), do not require any consents, approvals, authorizations, registration, qualification, declaration, notices or orders of, nor require the making of any filing to or with, any third party or any U.S., foreign, federal, state or local (or any department, agency or political subdivision thereof) governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority or instrumentality, except for filings pursuant to applicable U.S. federal or state securities laws.

Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

Information. The Purchaser has had the opportunity to request information regarding the Company’s business, prospects and financial condition, and has received such information as it deems appropriate to reach an informed and knowledgeable decision to purchase the Transferred Shares.

No Third Party. The Purchaser has not engaged any broker, finder, investment banker, financial advisor, agent or similar professional and has not incurred any obligation for any finders’ fees, brokerage fees, investment banking fees, commissions or agent’s fees or similar compensation or reimbursement arrangements in connection with the transaction contemplated by this Agreement.

Sophisticated Purchaser(h) . The Purchaser (A) is an entity familiar with transactions similar to those contemplated by this Agreement, (B) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of such transactions, (C) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Transferred Shares and (D) has independently and without reliance upon the Purchaser or the Company, and based on such information and the advice of such advisors as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Purchaser acknowledges that neither the Selling Shareholders nor any of the Selling Shareholders’ affiliates or agents is acting as a fiduciary or financial or investment adviser to the Purchaser, and has not given the Purchaser any investment advice, opinion or other information on whether the purchase of the Transferred Shares is prudent. The Purchaser acknowledges that the Company’s share capital may appreciate or depreciate in value substantially as a result of business, market or other reasons, and any future sale of shares of the Company’s share capital could be at a loss or a premium to the Purchase Price paid by the Purchaser for the Transferred Shares, and such sale could occur at any time or not at all. The Purchaser understands that the Selling Shareholders and their affiliates and agents will rely on the accuracy and truth of the foregoing representations as a condition to proceeding with the sale of the Transferred Shares, and the Purchaser hereby consents to such reliance.

No General Solicitation(j) . At no time have the Selling Shareholders solicited the Purchaser through any form of general advertisement or solicitation in connection with the transfer of the Transferred Shares.

Affiliate of Bertelsmann SE & Co. KGaA(l) . Purchaser is a wholly-owned subsidiary of Bertelsmann SE & Co. KGaA.

4.       ANTITRUST APPROVAL.

(a)       The Purchaser and the Selling Shareholders shall use reasonable best efforts to (i) obtain, or cause to be obtained, the approval of the transaction contemplated hereby (the “Antitrust Approval”) by Conselho Administrativo de Defesa da Concorrência – CADE (the “Brazilian Antitrust Authority”); (ii) respond promptly to any requests for information made by the Brazilian Antitrust Authority; (iii) cooperate fully with the Selling Shareholders in promptly seeking to obtain such Antitrust Approval; and (iv) not take any action that could reasonably be expected to have the effect of delaying, impairing or impeding the receipt of any such Antitrust Approval. All filings made in connection with the foregoing sentence shall be made in substantial compliance with the requirements of applicable law, including the Brazilian Federal Law No. 12,529, as amended, supplemented or otherwise modified from time to time and any successor provision (the “Brazilian Antitrust Law”). All filing fees payable in connection with the notifications, filings, registrations, submissions or other materials contemplated by this Article 4 shall be paid entirely by the Purchaser.

(b)       Each of Purchaser and each Selling Shareholder shall (i) promptly notify and furnish the other party copies of any correspondence or communication (including, in the case of any oral correspondence or communication, a summary thereof) between it or any of its affiliates or any of their respective representatives, on the one hand, and any court or tribunal, governmental or regulatory body, administrative agency, commission or other governmental authority (the “Governmental Authority”), on the other hand, or any filing such Party submits to any Governmental Authority, (ii) consult with and permit the other party to review in advance any proposed filing and any written or oral communication or correspondence by such party to any Governmental Authority; and (iii) consider in good faith the views of such other party in connection with any proposed filing and any written or oral communication or correspondence to any Governmental Authority, in each case, to the extent relating to the subject matter of this Article 4 or the transaction contemplated by this Agreement. Neither the Purchaser nor any Selling Shareholder shall agree to, or permit any of its affiliates or representatives to, participate in any meeting or discussion with any Governmental Authority in respect of any filings, investigation, inquiry or any other matter contemplated by this Article 4 or any transaction contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting or discussion.

(c)       The Purchaser shall use its reasonable best efforts to obtain the Antitrust Approval required under or in connection with the Brazilian Antitrust Law, and to enable all waiting periods under the Brazilian Antitrust Law to expire, and to avoid or eliminate each and every impediment under the Brazilian Antitrust Law asserted by any Governmental Authority, in each case, to cause the Closing and the transaction contemplated hereby to occur as promptly as practicable following the date of this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall Purchaser, the Company or any of their respective affiliates be obligated to commit to take any action pursuant to this Section 4(c), the consummation of which is not conditioned on the consummation of the Closing.

5.       AMENDMENT OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION

(a)       The Selling Shareholders and Purchaser shall procure that the Company convene a general meeting of the Company to vote on a special resolution to approve an amended and restated Memorandum and Articles of Association of the Company (“A&R Articles of Association”), substantially in the form attached hereto as Exhibit B, which A&R Articles of Association shall not become effective until the Closing.

(b)       The Selling Shareholders and Purchaser shall vote in favor of a special resolution to approve the A&R Articles of Association.

6.       NO PROXIES OR ENCUMBRANCES. Between the Effective Date and Closing, the Selling Shareholders shall not, without the prior written consent of the Purchaser, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the Transferred Shares, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other dispositions of, any Transferred Shares. Between the Effective Date and Closing, the Selling Shareholders shall not, without the prior written consent of the Purchaser, approve any material transactions, actions or other matters of the Company or its subsidiaries outside of the ordinary course of business for the Company.

7.       CONDITIONS TO EACH PARTY’S OBLIGATIONS. The respective obligations of each party to this Agreement to effect the transaction contemplated hereby shall be subject to the satisfaction on or before the Closing of each of the following conditions:

(a)       Antitrust Approval. The Antitrust Approval relating to the consummation of the transaction contemplated herein, as provided under Article 4, shall have been issued and be effective in accordance with Article 4.

(b)       A&R Articles of Association. The A&R Articles of Association shall have been approved pursuant to Article 5 hereof.

8.       CONDITIONS OF PURCHASER’S OBLIGATIONS. The obligations of the Purchaser to purchase the Transferred Shares from the Selling Shareholders under Section 1 are subject to the fulfillment, or waiver by the Purchaser, on or before the Closing of each of the following conditions:

Representations and Warranties. The representations and warranties of the Selling Shareholders contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

Performance. The Selling Shareholders shall each have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing.

Selling Shareholder Certificate. Each Selling Shareholder shall have delivered to the Purchaser a certificate executed by such Selling Shareholder or a duly authorized officer of such Selling Shareholder on behalf of such Selling Shareholder, as applicable, certifying the satisfaction of the conditions to Closing listed in Sections 9(b) and 9(c) in each case in the form attached hereto as Exhibit D.

9.       CONDITIONS TO THE SELLING SHAREHOLDERS OBLIGATIONS. The obligations of the Selling Shareholders to sell the Transferred Shares to the Purchaser under Section 1 are subject to the fulfillment by the Purchaser, or waiver by each Selling Shareholder, on or before the Closing of each of the following conditions:

Payment of Purchase Price. The Purchaser shall have delivered the applicable Purchase Price to the Selling Shareholders for the Transferred Shares in accordance with Section 1.

(b)       Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(c)       Performance. The Purchaser shall each have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(d)       Purchaser Certificate. The Purchaser shall have delivered to the Selling Shareholders a certificate executed by a duly authorized officer of the Purchaser on behalf of the Purchaser, certifying the satisfaction of the conditions to Closing listed in Sections 8(a) and 8(b) in each case in the form attached hereto as Exhibit E.

10.       TERMINATION.

(a)       This Agreement may be terminated at any time prior to the Closing by:

(i)       the mutual written consent of the Selling Shareholders and the Purchaser;

(ii)       the Selling Shareholders if a material breach of any provision of this Agreement has been committed by the Purchaser and such breach has not been waived by such Selling Shareholders;

(iii)       the Purchaser if a material breach of any provision of this Agreement has been committed by any Selling Shareholder and such breach has not been waived by the Purchaser;

(iv)       either the Selling Shareholders or the Purchaser, by giving written notice to the other, if the transaction contemplated hereby shall not have been consummated on or before the date that is the 180th calendar day after the date of this Agreement; provided that the right to terminate this Agreement pursuant to this Section 10(iv) shall not be available to any party whose breach of a representation or warranty or covenant made by such party under this Agreement results in the failure of any condition set forth in this Agreement to be fulfilled or satisfied on or before such date.

(b)       Upon termination of this Agreement, the rights and obligations of the parties under this Agreement shall immediately cease and this Agreement shall have no further force or effect.

11.       MISCELLANEOUS.

Survival of Warranties. The warranties, representations and covenants of the Selling Shareholders and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Selling Shareholders or the Purchaser.

Successors and Assigns. This Agreement shall be binding upon the Purchaser, each Selling Shareholder and the respective successors, assigns and legal representatives of the parties hereto. No party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the other parties; provided that the Purchaser may assign this Agreement to its affiliates.

Governing Law; Arbitration. This Agreement shall be governed by and construed under the laws of the Cayman Islands without reference to Cayman Islands conflicts of law provisions. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. The number of arbitrators shall be one. The place and seat of the arbitration shall be New York, New York. The arbitration shall be held, and the award rendered, in English, although information and documents may be presented in Portuguese for ease of proceedings. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given or made: (i) when personally delivered to the intended recipient; (ii) when sent, if sent by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) when sent, if by electronic mail, during normal business hours, and if not during normal business hours, then on the recipient’s next business day; or (iv) two (2) days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case to the intended recipient as set forth below:

If to the Selling Shareholders, addressed as follows:

Nicolau Carvalho Esteves
Alameda das Andorinhas, 23 and 24, Portaria A, Condomínio Lagoa do Miguelão

Nova Lima, Minas Gerais (CEP 34.001-206)

Attention: Nicolau Esteves or Renato Esteves

Email: nicolau.esteves@afya.com.br; and renato.esteves@afya.com.br with copies (which shall not constitute notice) to

Sérgio Botrel Sociedade de Advogados
Rua Olimpio de Assis, 77, bairro Cidade Jardim

Belo Horizonte, Minas Gerais (CEP 30.350-170)

Attention: Sérgio Botrel

Email: sergio@sblaw.adv.br

If to the Purchaser, to:

Erste WV Gütersloh GmbH
Carl-Bertelsmann-Strasse 270

33311 Gütersloh, Germany

Attention: Denise Abel

Email: Denise.abel@Bertelsmann.de

with copies (which shall not constitute notice) to

Davis Polk & Wardwell LLP
450 Lexington Avenue

New York, New York 10017

Attention: Michael Davis

Email: michael.davis@davispolk.com

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Entire Agreement. This Agreement and the documents referred to herein and therein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

Amendments and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transaction contemplated by this Agreement and to otherwise carry out the intent of the parties under this Agreement.

Publicity. Except as may be required by Nasdaq rules or the rules of any other quotation system or exchange on which the Company’s securities are listed or applicable law, neither party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement, or any related agreements, which announcement names the Purchaser or the Selling Shareholders without its prior written approval. If any announcement is required by applicable law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

Expenses. Each party hereto is responsible for its own costs, fees and expenses in connection with the negotiation of this Agreement and the consummation of the transaction contemplated hereby and thereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party or parties.

Confidentiality. Each Selling Shareholder and the Purchaser shall keep confidential, and shall ensure that its representatives and agents keep confidential, at all times after the Effective Date, all confidential information regarding each Selling Shareholder, the Purchaser, this Agreement, and all information concerning the Transfer and any related agreements, except: (a) if required to be disclosed by applicable law or judicial process, but only to the extent it is legally required to be disclosed (any such party making such disclosure, the “Disclosing Party”), in each case after prior consultation with each Selling Shareholder and the Purchaser, as applicable, so that each Selling Shareholder or the Purchaser, as applicable, may seek an appropriate protective order and/or waive such Disclosing Party’s compliance with this Agreement (and, if any Selling Shareholder or the Purchaser seeks a protective order, the Disclosing Party shall cooperate as such Selling Shareholder or the Purchaser, as applicable, shall reasonably request); (b) to the extent that that information is or has been made generally available to the public otherwise than through improper disclosure by any Selling Shareholder or the Purchaser or any of their respective affiliates, representatives or agents; (c) for disclosures otherwise made in accordance with this Agreement; and (d) the Selling Shareholders and/or Purchaser, as applicable, may disclose such information to their respective equityholders or affiliates, and representatives and service providers, in each case on a confidential basis and subject to such person’s obligation to keep such information confidential.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Purchaser:

Erste WV Gütersloh GmbH

By:	/s/ Michael Kronenburg

Name:	Michael Kronenburg
Title:	Director

By:	/s/ Denise Abel

Name:	Denise Abel
Title:	Director

signature page to the Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Selling Shareholders:

By:	/s/ Nicolau Carvalho Esteves

Name: Nicolau Carvalho Esteves

By:	/s/ Rosângela de Oliveira Tavares Esteves

Name: Rosângela de Oliveira Tavares Esteves

By:	/s/ NRE Capital Ventures Ltd

Name: NRE Capital Ventures Ltd

signature page to the Share Purchase Agreement

Exhibit A

Form of Share Transfer Instrument

SHARE TRANSFER INSTRUMENT

Afya Limited (the “Company”)

[Nicolau Carvalho Esteves] [Rosângela de Oliveira Tavares Esteves] [NRE Capital Ventures Ltd] (the “Selling Shareholder”), for good and valuable consideration received, hereby transfers [▪] Class B shares of par value US$0.00005 each, standing in the name of the Selling Shareholder in the register of members of the Company, to Erste WV Gütersloh GmbH (the “Transferee”) and the Transferee hereby agrees to take such shares subject to the terms and conditions of the memorandum and articles of association of the Company.

This share transfer may be executed in any number of counterparts and on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

Signed by the Selling Shareholder:

[Nicolau Carvalho Esteves] [Rosângela de Oliveira Tavares Esteves] [NRE Capital Ventures Ltd]

By:

Name:
Title:
Dated:
Signed by the Transferee:

Erste WV Gütersloh GmbH

By:
Name:
Title:
Dated:

By:
Name:
Title:
Dated:

Exhibit B

Form of Company’s Amended and Restated Memorandum and Articles of Association

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

AFYA LIMITED

(adopted by Special Resolution passed on [•] 2022)

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

AFYA LIMITED

(adopted by Special Resolution passed on [•] 2022)

1	The name of the Company is Afya Limited

2	The registered office of the Company shall be at the offices of of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act (as revised).

5	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

8	The share capital of the Company is US$50,000 divided into 1,000,000,000 shares of a nominal or par value of US$0.00005 each which, at the date on which this Memorandum becomes effective, comprise (i) 500,000,000 Class A Common Shares; (ii) 250,000,000 Class B Common Shares (which Class B Common Shares may be converted into Class A Common Shares in the manner contemplated in these Articles of Association of the Company); and (iii) 250,000,000 shares of such class or classes (howsoever designated) and having the rights as the Board may determine from time to time in accordance with Article 4 of the Articles of Association of the Company, PROVIDED THAT, subject to the Law and the Articles of Association, the Company shall have the power to issue all or any part of its capital, whether original, redeemed, increased or reduced, with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any condition or restriction whatsoever and so that, unless the conditions of issue shall otherwise expressly provide, every issue of shares, whether stated to be common, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9	The Company may exercise the power contained in the Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10	Capitalised terms that are not defined in this Memorandum of Association bear the meaning given in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

AFYA LIMITED

(adopted by Special Resolution passed on [●] 2022)

1	Preliminary

1.1	The regulations contained in Table A in the First Schedule of the Law shall not apply to the Company and the following regulations shall be the Articles of Association of the Company.

1.2	In these Articles:

(a)	the following terms shall have the meanings set opposite if not inconsistent with the subject or context:

"Allotment"	shares are taken to be allotted when a person acquires the unconditional right to be included in the Register of Members in respect of those shares;

"Affiliate"	in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is Under Common Control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents and children, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is Under Common Control with, such entity;

"Anti-Corruption Law"	means the Anti-Corruption Act (as revised) of the Cayman Islands, the United States of America Foreign Corrupt Practices Act and any Brazilian law, in each case as amended from time to time, that inhibits or prohibits corruption or the practice of any offer, payment, promise of payment or authorization of payment of any value or other form of property, gift, promise of offer, or authorization to donate anything of value to any governmental agent or any political party or member of a political party or candidate for public office;

"Articles"	these articles of association of the Company as from time to time amended in accordance with applicable Law and these Articles;

"Audit, Risks and Ethics Committee"	the Audit, Risks and Ethics Committee of the Company formed by the Board pursuant to Article 24 hereof, or any successor of the Audit, Risks and Ethics Committee;

"Authorised Auditor"	means any of the following audit firms, or international entities of the same group, as the case may be: (i) Deloitte Touche Tohmatsu; (ii) KPMG; (iii) Ernst & Young Terco; or (iv) PriceWaterhouseCoopers;

“Bertelsmann”	Bertelsmann SE & Co. KGaA, a company headquartered in the City of Gütersloh, Germany and/or its Affiliates;

“Bertelsmann Chairman”	the Bertelsmann co-chairman of the Board of Directors appointed in accordance with Article 20.2;

"Bertelsmann Director"	a director appointed by Bertelsmann in accordance with Article 21.1;

"Board or Board of Directors" or "Directors"	the board of directors of the Company;

"Business Combination"	a statutory amalgamation, merger, consolidation, arrangement or other reorganisation requiring the approval of the members of one or more of the participating companies, as well as a short-form merger or consolidation that does not require a resolution of members;

"Business Day"	any day on which banks are not required or authorised by law to close in the City of New York/NY, USA and/or in the following cities in Brazil: in the City of São Paulo, State of São Paulo, in the City of Nova Lima, State of Minas Gerais, in the City of Brasilia, Federal District, or in the City of Rio de Janeiro, State of Rio de Janeiro;

"Class A Common Shares"	class A common shares of a nominal or par value of US$0.00005 each in the capital of the Company having the rights provided for in these Articles;

"Class B Common Shares"	class B common shares of a nominal or par value of US$0.00005 each in the capital of the Company having the rights provided for in these Articles;

"Clear Days"	in relation to a period of notice means that period excluding both the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

"Clearing House"	a clearing house recognised by the laws of the jurisdiction in which shares in the capital of the Company (or depository receipts thereof) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

"Common Shares"	Class A Common Shares, Class B Common Shares and shares of such other classes as may from time to time be designated by the Board pursuant to these Articles as being common shares for the purposes of Article 5.2;

"Company"	the above named company;

"Company’s Website"	the website of the Company and/or its web-address or domain name;

"Control"	(including the terms "Controls," "Controlled by" and "Under Common Control with") means, with respect to any Person or group of Persons ("Controlling Person"), directly or indirectly: (a) the ability of the Controlling Person, whether through the ownership of voting securities of another Person ("Controlled Person") or by contract or otherwise to: (i) elect the majority of the board of directors or other similar managing body of such Controlled Person, or (ii) direct the management policies of such Controlled Person, or (b) the ownership of rights that entitle the

Controlling Person to have the majority of the votes in such Controlled Person’s general meeting;

"Corruption Act"	means any act involving the gift, offer, receipt or agreement to receive (solely or jointly with other Persons) any payment, gratuity or other advantage in business with the public or private sector that: (i) violates or is intended to violate any Anti-Corruption Laws; (ii) influences or is intended to influence any Person to act; (iii) improperly rewards any Person for acting in disagreement with expected good faith, impartiality or trust; or (iv) influences (or is intended to influence) a governmental authority to grant or maintain an advantage in the conduct of business;

"Designated Stock Exchange"	the Nasdaq Global Market and any other stock exchange or interdealer quotation system listed in Schedule 4 of the Law on which shares in the capital of the Company are listed or quoted;

"Directors"	the Directors for the time being of the Company or, as the case may be, those Directors assembled as a Board or as a committee of the Board;

"Dividend"	includes a distribution or interim dividend or interim distribution;

"Electronic"	has the same meaning as in the Electronic Transactions Act (as revised);

"Electronic Communication"	a communication sent by Electronic means, including Electronic posting to the Company’s Website, transmission to any number, address or internet website (including the SEC’s website) or other Electronic delivery methods as otherwise decided and approved by the Board;

"Electronic Record"	has the same meaning as in the Electronic Transactions Act (as revised);

"Electronic Signature"	has the same meaning as in the Electronic Transactions Act (as revised);

"Esteves Family"	means, jointly, Nicolau Carvalho Esteves (enrolled before the Brazilian Individual Taxpayers’ Register CPF/ME under No. 119.441.616-00) and Rosangela de Oliveira Tavares Esteves

(enrolled before the Brazilian Individual Taxpayers’ Register CPF/ME under No 279.226.266-49);

“Esteves Family Chairman”	the Esteves Family co-chairman of the Board of Directors appointed in accordance with Article 20.2;

"Esteves Family Director"	a director appointed by the Esteves Family in accordance with Article 21.1;

"Exchange Act"	the Securities Exchange Act of 1934, as amended of the United States of America;

"Executed"	includes any mode of execution;

"Founder Shares"	(i.e. partes beneficiárias) means any securities that grant a percentage of the Company's annual profits to its holder, with no corresponding interest in the share capital of the Company and no par value;

"Holder"	in relation to any share, the Member whose name is entered in the Register of Members as the holder of the share;

"Incentive Plan"	any incentive plan established or implemented by the Company pursuant to which any Person who provides services of any kind to the Company or any of its direct or indirect subsidiaries (including, without limitation, any employee, executive, officer, director, consultant, secondee or other provider of services) may receive and/or acquire newly-issued shares of the Company or any interest therein;

"Incriminating Event"	means (i) the definitive, evidenced, involvement of any Member in a Corruption Act or in money laundering; and/or (ii) any act of improbity involving any Member, confirmed by a duly published Appeal Court decision (decisão de 2a instância), and which necessarily affects the ability or prevents the Company and/or its Subsidiaries from transacting with public entities or from being granted tax incentives/benefits;

"Indemnified Person"	every Director, alternate Director, Secretary or other Officer for the time being or from time to time of the Company;

"Independent Director"	a Director who is an independent director as defined in the rules of any Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be;

"Islands"	the British Overseas Territory of the Cayman Islands;

"Law"	the Companies Act (as revised);

"Lease Agreements"	means any lease agreements (including free lease agreement) entered into by the Company or any of the Company’s Subsidiaries, at any time, with respect to the main place of business of the Company and/or its Subsidiaries and/or their respective branches;

"Major Shareholder"	means Bertelsmann;

"Member"	has the same meaning as in the Law;

"Memorandum"	the memorandum of association of the Company as from time to time amended in accordance with applicable Law and these Articles;

"Month"	a calendar month;

"Officer"	means any officer of the Company appointed by the Board in accordance with these Articles and includes any Secretary;

"Ordinary Resolution"	a resolution (i) of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting, or (ii) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

"Other Indemnitors"	persons or entities other than the Company that may provide indemnification, advancement of expenses and/or insurance to the Indemnified Persons in connection with such Indemnified Persons’ involvement in the management of the Company;

“Ownership Threshold”	a number of Class B Common Shares representing 10% of the total outstanding number of Class B Common Shares.

"Paid up"	paid up as to the par value of the shares and includes credited as paid up;

"People and ESG Committee"	the People and Environmental, Social and Governance Committee of the Company formed by the Board pursuant to Article 24.7 hereof, or any successor of the People and Environmental, Social and Governance Committee;

"Permitted Transfer"	has the meaning set forth in Article 5.4(3);

"Permitted Transferee"	has the meaning set forth in Article 5.4(3);

"Person"	any individual, corporation, general or limited partnership, limited liability company, joint stock company, joint venture, estate, trust, association, organisation or any other entity or governmental entity;

"Related Party"	means: (i) with respect to a Person other than an individual, any of the Controlled Persons, Controlling Persons and/or any other Person under common Control with, and/or shareholders and/or quotaholders, directly or indirectly holding more than ten percent (10%) of the shares of the total voting capital or capital stock or undivided interest (in relation to an investment fund established as a condominium) of such Person, and its employees and/or administrators; and (ii) in relation to an individual: (a) all ascending or descending family members in direct degree, spouse and/or relatives from the 1st to the 2nd degree; and (b) any of the Controlled Companies or its shareholders and/or quotaholders holding directly or indirectly more than ten percent (10%) of the shares or quotas representing the total voting or capital stock of the referred Person, as well as its employees and/or administrators;

"Register of Members"	the register of Members required to be kept pursuant to the Law;

"Seal"	the common seal of the Company including every duplicate seal;

"SEC"	the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

"Secretary"	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

"Securities Act"	the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time;

"Share"	a share in the share capital of the Company and includes a fraction of a share;

"Signed"	includes an Electronic Signature or a representation of a signature affixed by mechanical means;

"Special Resolution"	has the same meaning as in the Law;

"Subsidiary"	means, with respect to any Person, any company or other organisation, whether incorporated or unincorporated, that, at the time of determination, is directly or indirectly wholly-owned or Controlled by such Person and/or any one or more of its Subsidiaries;

"Treasury Share"	a share held in the name of the Company as a treasury share in accordance with the Law;

"U.S. Person"	a Person who is a citizen or resident of the United States of America; and

"Written and in Writing"	includes all modes of representing or reproducing words in visible form including in the form of an Electronic Record.

(b)	unless the context otherwise requires, words or expressions defined in the Law shall have the same meanings herein, but excluding any statutory modification thereof not in force when these Articles become binding on the Company;

(c)	unless the context otherwise requires: (i) words importing the singular number shall include the plural number and vice-versa, and (ii) words importing the masculine gender only shall include the feminine or neutral gender;

(d)	the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

(e)	the headings herein are for convenience only and shall not affect the construction of these Articles;

(f)	references to statutes are, unless otherwise specified, references to statutes of the Islands and, subject to paragraph (b) above, include any statutory modification or re-enactment thereof for the time being in force;

(g)	the terms "hereof," "herein," "hereto" and "hereunder," as well as words of a similar meaning, when used in these Articles, shall refer to these Articles as a whole and not to any specific provision of these Articles;

(h)	whenever the words "include," "includes," "including" and similar expressions are used under the terms of these Articles, they shall mean "include, among others," "includes, without limitation" and "including, without limitation," respectively or a similar expression indicating a non-restrictive enumeration; and

(i)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose.

2	Formation Expenses

The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

3	Situation of Offices of the Company

3.1	The registered office of the Company shall be at such address in the Islands as the Board shall from time to time determine.

3.2	The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Islands and elsewhere as the Board may from time to time determine.

4	Shares

4.1	(a) Subject to the rules of any Designated Stock Exchange and to the provisions, if any, in the Memorandum and these Articles, the Board has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the capital of the Company without the approval of Members (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide, but so that: (i) no share shall be issued at a discount, except in accordance with the provisions of the Law and these Articles; and (ii) no Founder Shares shall be issued by the Company.

(b)	Subject to the rules of any Designated Stock Exchange and to the provisions, if any, in the Memorandum and these Articles (including, without limitation, Article 23.4), in particular and without prejudice to the generality of paragraph (a) above, the Board is hereby empowered to authorise by resolution or resolutions from time to time and without the approval of Members:

(i)	the creation of one or more classes or series of preferred shares, to cause to be issued such preferred shares and to fix the designations, powers, preferences and relative participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting rights and powers (including full or limited or no voting rights or powers) and liquidation preferences, and to increase or decrease the number of shares comprising any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series;

(ii)	to designate for issuance as Class A Common Shares or Class B Common Shares from time to time any or all of the authorised but unissued shares of the Company which have not at that time been designated by the Memorandum or by the Directors as being shares of a particular class;

(iii)	to create one or more further classes of shares which represent common shares for the purposes of Article 5.2; and

(iv)	to re-designate authorised but unissued Class B Common Shares from time to time as shares of another class.

(c)	The Company shall not issue shares or warrants to bearer.

(d)	Subject to the rules of any Designated Stock Exchange, the Memorandum and these Articles (including, without limitation, Article 23.4), the Board shall have general and unconditional authority to issue options, warrants or convertible securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company to such persons, on such terms and conditions and at such times as the Board may decide.

4.2	Notwithstanding Article 4.1, at any time when there are Class A Common Shares in issue, Class B Common Shares may only be issued pursuant to:

(a)	a share-split, subdivision or similar transaction or as contemplated in Articles 5.6 or 34(b) below;

(b)	a Business Combination; or

(c)	an issuance of shares (including, without limitation, Class A Common Shares, any other class of share designated as a Common Share as per these Articles, and/or preferred shares), whereby each holder of Class B Common Shares is entitled to purchase a number of Class B Common Shares that would allow such holder to maintain its proportional ownership interest in the Company pursuant to Article 4.3.

4.3	With effect from the date on which any shares of the Company are first admitted to trading on a Designated Stock Exchange, subject to Articles 4.4, 4.5 and 4.6, the Company shall not issue Common Shares and/or preferred shares to a person on any terms unless:

(a)	it has made an offer to each person who holds Class B Common Shares to issue to him on the same economic terms such number of Class B Common Shares as would allow each holder of Class B Common Shares to maintain its proportional ownership interest in the Company; and

(b)	the period during which any such offer set forth in Article 4.3(a) may be accepted has expired or the Company has received notice of the acceptance or refusal of every offer so made in accordance with Article 4.3(a).

An offer made pursuant to this Article 4.3 may be made in either hard copy or by Electronic Communication, must state a period during which it may be accepted and the offer shall not be withdrawn before the end of that period. The period referred to must be at least fifteen (15) Business Days beginning with the date on which the offer is deemed to be delivered in accordance with Article 36.

4.4	An offer shall not be regarded as being made contrary to the requirements of Article 4.3 by reason only that:

(a)	fractional entitlements are rounded or otherwise settled or sold at the discretion of the Board, as long as it does not materially negatively impact the proportional ownership interest of the Class B Common Shares; or

(b)	no offer of Class B Common Shares is made to a shareholder where the making of such an offer would in the view of the Board pose legal or practical problems in or under the laws or securities rules of any territory or the requirements of any regulatory body or stock exchange such that the Board considers it is necessary or expedient in the interests of the Company to exclude such shareholder from the offer; or

(c)	the offer is conditional upon the said issue of Common Shares and/or preferred shares proceeding.

4.5	The provisions of Article 4.3 do not apply in relation to the issue of:

(a)	Class A Common Shares if these are, or are to be, wholly or partly paid up otherwise than in cash; and

(b)	Class A Common Shares which would, apart from any renunciation or assignment of the right to their allotment, be held under or issued pursuant to an Incentive Plan.

4.6	Holders of Class B Common Shares may from time to time by consent in writing (in one or more counterparts) approved by the holder or holders of all issued and outstanding Class B Common Shares, referring to this Article 4.6, authorise the Board to issue Common Shares for cash and, on the granting of such an authority, the Board shall have the power to issue (pursuant to that authority) Common Shares for cash as if Article 4.3 above did not apply to:

(a)	one or more issuances of Class A Common Shares to be made pursuant to that authority; and/or

(b)	such issuances with such modifications as may be specified in that authority.

Unless previously revoked, the authority granted in accordance with this Article 4.6 shall expire on the date (if any) specified in the authority or, if no date is specified, twelve (12) months after the date on which the authority is granted, but the Company may before the power expires make an offer or agreement which would or might require Class A Common Shares to be issued after it expires.

4.7	Notwithstanding Article 4.1 and subject to Article 23.4, no non-voting Common Shares shall be issued without such issuance first being approved by an Ordinary Resolution of Members which resolution is also passed with the affirmative vote of a majority of the then issued and outstanding Class A Common Shares.

4.8	The Company may issue fractions of a share of any class and a fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contribution, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of that class of shares.

4.9	The Company may, in so far as the Law permits, pay a commission to any person who is not a Related Party in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the capital of the Company. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid up shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage fees as may be lawful.

4.10	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share (except only as by these Articles or by law otherwise provided) or any other rights in respect of any share except an absolute right to the entirety thereof in the holder.

4.11	(a) If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by these Articles or the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class, in any case subject to Article 19.3. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued shares of the class;

(b)	For the purposes of this Article 4.11, the Directors may treat all classes of shares or any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration.

(c)	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by:

(i)	the creation or issue of further shares ranking pari passu therewith;

(ii)	by the redemption or purchase of any shares of any class by the Company;

(iii)	the cancellation of authorised but unissued shares of that class; or

(iv)	the creation or issue of shares with preferred or other rights including, without limitation, the creation of any class or issue of shares with enhanced or weighted voting rights.

(d)	The rights conferred upon holders of Class A Common Shares shall not be deemed to be varied by the creation or issue from time to time of further Class B Common Shares and the rights conferred upon holders of Class B Common Shares shall not be deemed to be varied by the creation or issue from time to time of further Class A Common Shares.

4.12	The Directors may accept contributions to the capital of the Company otherwise than in consideration of the issue of shares and the amount of any such contribution may, unless otherwise agreed at the time such contribution is made, be treated by the Company as a distributable reserve, subject to the provisions of the Law and these Articles.

5	Class A Common Shares and Class B Common Shares

5.1	Holders of Class A Common Shares and Class B Common Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Common Shares and Class B Common Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members in general meetings. Each Class A Common Share shall entitle the holder to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Common Share shall entitle the holder to ten (10) votes on all matters subject to a vote at general meetings of the Company.

5.2	Without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares established pursuant to the Memorandum and/or these Articles from time to time, holders of Common Shares shall:

(a)	Be entitled to such dividends as the Board may from time to time declare;

(b)	In the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(c)	Generally be entitled to enjoy all of the rights attaching to shares.

5.3	In no event shall Class A Common Shares be convertible into Class B Common Shares.

5.4	Class B Common Shares shall be convertible into Class A Common Shares as follows:

(a)	Right of Conversion. Class B Common Shares shall be convertible into the same number of Class A Common Shares, on a share-to-share basis, in the following manner:

(1)	a holder of Class B Common Shares has the right to call upon the Company to effect a conversion of all or any of his Class B Common Shares which right shall be exercised, at any time after issue and without payment of any additional sum, by notice in writing given to the Company at its registered office (and which conversion shall be effected by the Company promptly upon delivery of the said notice);

(2)	the holder(s) of all of the then issued and outstanding Class B Common Shares have the right to require that all outstanding Class B Common Shares be converted, which right shall be exercised, at any time after issue and without payment of any additional sum, by notice in writing (which may be in one or more counterparts) signed by each of such holders given to the Company at its registered office (and which conversion shall be effected by the Company promptly upon delivery of the said notice);

(3)	a Class B Common Share shall automatically convert into a Class A Common Share immediately and without further action by the holder upon the registration of any transfer of a Class B Common Share (whether or not for value and whether or not the certificate(s) (if any) representing such Class B Common Share are surrendered to the Company) in the Register of Members, other than the following permitted transfers ("Permitted Transfer" and the transferee, a "Permitted Transferee"):

(i)	a transfer (i) to the holder of Class B Common Shares, and/or (ii) to their children, heirs and successors of the holder of Class B Common Shares, and/or (iii) to an Affiliate of a holder of the Class B Common Share;

(ii)	a transfer to one or more trustees of a trust established for the benefit of the holder or an Affiliate of the holder of the Class B Common Share;

(iii)	a transfer to a partnership, corporation or other entity exclusively owned or controlled by the holder of the Class B Common Share or an Affiliate of the holder of the Class B Common Share;

(iv)	transfers to organisations that are exempt from taxation under Section 501(3)(c) of the United States Internal Revenue Code of 1986, as amended (or any successor thereto).

For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other security interest or third party right of whatever description on any Class B Common Shares to secure a holder’s contractual or legal obligations shall not be deemed to be a transfer unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in such third party (or its nominee) holding legal title to the related Class B Common Shares, in which case all the related Class B Common Shares shall be automatically and immediately converted into the same number of Class A Common Shares.

(4)	In the event a Major Shareholder should cease to hold Class B Common Shares, all rights afforded to such Major Shareholder in these Articles shall be automatically transferred to its respective Permitted Transferee.

(5)	if at any time, the total number of the issued and outstanding Class B Common Shares is less than 10% of the total number of shares in the capital of the Company outstanding, the Class B Common Shares then in issue shall automatically and immediately convert into Class A Common Shares and no Class B Common Shares shall be issued by the Company thereafter.

(b)	Mechanics of Conversion.

(1)	Before any holder of Class B Common Shares shall be entitled to convert such Class B Common Shares into Class A Common Shares pursuant to sub-paragraph (a) (1) above, the holder shall, if available, surrender the certificate or certificates therefor, duly endorsed (where applicable), at the registered office of the Company.

(2)	Upon the occurrence of one of the bases of conversion provided for in paragraph (a) above, the Company shall enter or procure the entry of the name of the relevant holder of Class B Common Shares as the holder of the relevant number of Class A Common Shares resulting from the conversion of the Class B Common Shares in, and make any other necessary and consequential changes to, the Register of Members and shall procure that certificate(s) in respect of the relevant Class A Common Shares, together with a new certificate for any unconverted Class B Common Shares comprised in the certificate(s) surrendered by the holder of the Class B Common Shares, are issued to the holders of the Class A Common Shares and Class B Common Shares, as the case may be, if so requested.

(3)	Any conversion of Class B Common Shares into Class A Common Shares pursuant to this Article 5 shall be effected by means of the re-designation and re-classification of the relevant Class B Common Share as a Class A Common Share together with such rights and restrictions for the time being attached thereto and shall rank pari passu in all respects with the Class A Common Shares then in issue. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-designation and re-classification of the relevant Class B Common Shares as Class A Common Shares.

(4)	If the conversion is in connection with an underwritten public offering of securities, the conversion may, at the option of any holder tendering such Class B Common Shares for conversion, be conditional upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Class A Common Shares upon conversion of such Class B Common Shares shall not be deemed to have converted such Class B Common Shares until immediately prior to the closing of such sale of securities.

(5)	Upon conversion of any Class B Common Shares, the composition of the authorised share capital of the Company shall automatically be varied and amended by a reduction in the relevant number of authorised Class B Common Shares and a corresponding increase in the relevant number of authorised Class A Common Shares.

(c)	Effective upon and with effect from the conversion of a Class B Common Share into a Class A Common Share in accordance with this Article 5.4, the converted share shall be re-designated as and be treated for all purposes as a Class A Common Share and shall carry the rights and be subject to the restrictions attaching to Class A Common Shares including, without limitation, the right to one vote on matters subject to a vote at general meetings of the Company

5.5	No subdivision of Class A Common Shares into shares of an amount smaller than the nominal or par value of such shares at the relevant time shall be effected unless Class B Common Shares are concurrently and similarly subdivided in the same proportion and the same manner, and no subdivision of Class B Common Shares into shares of an amount smaller than the nominal or par value of such shares at the relevant time shall be effected unless Class A Common Shares are concurrently and similarly subdivided in the same proportion and the same manner.

5.6	No consolidation of Class A Common Shares into shares of an amount larger than the nominal or par value of such shares at the relevant time shall be effected unless Class B Common Shares are concurrently and similarly consolidated in the same proportion and the same manner, and no consolidation of Class B Common Shares into shares of an amount larger than the nominal or par value of such shares at the relevant time may be effected unless Class A Common Shares are concurrently and similarly consolidated in the same proportion and the same manner.

5.7	In the event that a dividend or other distribution is paid by the issue of Class A Common Shares or Class B Common Shares or rights to acquire Class A Common Shares or Class B Common Shares (i) holders of Class A Common Shares shall receive Class A Common Shares or rights to acquire Class A Common Shares, as the case may be; and (ii) holders of Class B Common Shares shall receive Class B Common Shares or rights to acquire Class B Common Shares, as the case may be.

5.8	No Business Combination (whether or not the Company is the surviving entity) shall proceed unless by the terms of such transaction: (i) the holders of Class A Common Shares have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Common Shares, and (ii) the holders of Class A Common Shares have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Shares. The Directors shall not approve such a transaction unless the requirements of this Article are satisfied.

5.9	No tender or exchange offer to acquire any Class A Common Shares or Class B Common Shares by any third party pursuant to an agreement to which the Company is to be a party, nor any tender or exchange offer by the Company to acquire any Class A Common Shares or Class B Common Shares shall be approved by the Company unless, by the terms of such transaction: (i) the holders of Class A Common Shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Common Shares, and (ii) the holders of Class A Common Shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Shares. The Directors shall not approve such a transaction unless the requirements of this Article are satisfied.

5.10	Save and except for voting rights and conversion rights and as otherwise set out in Article 4.3 and in this Article 5, Class A Common Shares and the Class B Common Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions and share ratably and otherwise be identical in all respects as to all matters.

6	Share Certificates

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer or conversion shall be cancelled and subject to these Articles and, save as provided in Articles 6.3, 7 and 8 below and in the case of a conversion of shares pursuant to Article (2), no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	Every share certificate of the Company shall bear legends required under applicable laws, including the Securities Act.

6.3	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

7	Lien

7.1	The Company shall have a first and paramount lien on every share (not being a share which is fully paid as to its par value and share premium) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share (including any premium payable). The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount in respect of it.

7.2	The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) Clear Days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

7.3	To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.4	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold, if any, and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

8	Calls on Shares and Forfeiture

8.1	Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each Member shall (subject to receiving at least fourteen (14) Clear Days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

8.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

8.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

8.4	If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at an annual rate of ten percent (10%), but the Directors may waive payment of the interest wholly or in part.

8.5	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call, and if it is not paid when due, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

8.6	Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

8.7	If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) Clear Days’ notice requiring payment of the amount unpaid, together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

8.8	If the notice is not complied with, any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

8.9	Subject to the provisions of the Law, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person, and at any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where, for the purposes of its disposal a forfeited share is to be transferred to any person, the Directors may authorise any person to execute an instrument of transfer of the share to that person.

8.10	A person any of whose shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited, if any, but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at an annual rate of ten percent (10%), from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

8.11	A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

9	Transfer of Shares

9.1	Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a Clearing House, by hand or by Electronic Signature or by such other manner of execution as the Board may approve from time to time. Without prejudice to the generality of the foregoing, title to listed shares of the Company may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange on which such shares are listed.

9.2	The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 9.1, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers including, where applicable, in accordance with the laws and rules applicable to the Designated Stock Exchange. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

9.3	The Board may in its absolute discretion and without giving any reason therefor, refuse to register a transfer of any share:

(a)	that is not fully paid up (as to both par value and any premium) to a Person of whom it does not approve;

(b)	issued under any share incentive plan for employees upon which a restriction on transfer imposed thereby still subsists;

(c)	to more than four joint holders; or

(d)	on which the Company has a lien.

9.4	Without limiting the generality of Article 9.3, the Board may also decline to recognise any instrument of transfer unless:

(a)	the instrument of transfer is in respect of only one class of shares;

(b)	the Shares are fully paid (as to both par value and any premium) and free of any lien;

(c)	the instrument of transfer is lodged at the registered office or such other place at which the Register of Members is kept in accordance with the Law accompanied by any relevant share certificate(s), if any, and/or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(d)	if applicable, the instrument of transfer is duly and properly stamped.

9.5	If the Directors refuse to register a transfer of a share, they shall within fifteen (15) Business Days after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

9.6	The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange, be suspended and the Register of Members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

9.7	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

10	Transmission of Shares

10.1	If a Member dies, the survivor, or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only persons recognised by the Company as having any title to his interest; but nothing in these Articles shall release the estate of a deceased Member from any liability in respect of any share which had been jointly held by him.

10.2	A person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.

10.3	A person becoming entitled to a share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of such share to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

11	Changes of Capital

11.1	(a) Subject to and in so far as permitted by the provisions of the Law and these Articles (including, without limitation, Article 19.3), the Company may from time to time by Ordinary Resolution alter or amend the Memorandum to:

(i)	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

(ii)	consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

(iii)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

(iv)	sub-divide its existing shares, or any of them, into shares of smaller amounts than is fixed by the Memorandum provided that in the subdivision, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(v)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)	Except so far as otherwise provided by the conditions of issue, the new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

11.2	Whenever as a result of a consolidation of shares any Members would become entitled to fractions of a share, the Directors may, on behalf of those Members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

11.3	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner and with and subject to any incident, consent, order or other matter required by law.

12	Redemption and Purchase of Own Shares

12.1	Subject to the provisions of the Law and these Articles, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of shares, determine;

(b)	purchase its own shares (including any redeemable shares) in such manner and on such terms as the Directors may determine and agree with the relevant Member; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner authorised by the Law, including out of capital.

12.2	The Directors may, when making a payment in respect of the redemption or purchase of shares, if so authorised by the terms of issue of the shares (or otherwise by agreement with the holder of such shares) make such payment in cash or in specie (or partly in one and partly in the other).

12.3	Upon the date of redemption or purchase of a share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefor and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register of Members with respect thereto and the share shall be cancelled.

13	Treasury Shares

13.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

13.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

14	Register of Members

14.1	The Company shall maintain or cause to be maintained an overseas or local Register of Members in accordance with the Law.

14.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Law. The Directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

15	Closing Register of Members or Fixing Record Date

15.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed thirty (30) days. If the Register shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, the Register shall be so closed for at least ten (10) Clear Days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

15.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix, in advance or in arrears, a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other purpose, provided that such a record date shall not exceed forty (40) Clear Days prior to the date where the determination will be made.

15.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of

Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

16	General Meetings

16.1	An annual general meeting of the Company may at the discretion of the Board be held in the year in which these Articles were adopted and shall be held in each year thereafter at such time as determined by the Board and the Company may, but shall not (unless required by the Law) be obliged to, in each year hold any other general meeting.

16.2	The agenda of the annual general meeting shall be set by the Board and shall include the presentation of the Company’s annual accounts and the report of the Directors (if any).

16.3	Annual general meetings shall be held in the City of Nova Lima, State of Minas Gerais, Brazil or in such other places as the Directors may determine.

16.4	All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.

16.5	The Directors may, whenever they think fit, convene an extraordinary general meeting of the Company, and they shall on a Members’ requisition in accordance with these Articles forthwith proceed to convene an extraordinary general meeting of the Company.

16.6	A Members’ requisition is a requisition of one or more Members holding at the date of deposit of the requisition shares representing in the aggregate not less than one-third of the votes entitled to be cast at general meetings of the Company.

16.7	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

16.8	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within fourteen (14) Clear Days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further fourteen (14) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three (3) months after the expiration of the first said fourteen (14) Clear Day period.

16.9	A general meeting convened as aforesaid by requisitionists shall be convened in as close to the same manner as possible as that in which general meetings are to be convened by Directors.

16.10	Except as set forth in Articles 16.1 to 16.9, the Members have no right to propose resolutions to be considered or voted upon at annual general meetings or extraordinary general meetings of the Company.

17	Notice of General Meetings

17.1	At least ten (10) Clear Days’ notice specifying the place, the day and the hour of each general meeting and the agenda of the meeting shall be given in the manner hereinafter provided, including, but not limited to, as described in Article 36, to such persons as are entitled to vote or may otherwise be entitled under these Articles to receive such notices from the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members (which shall include the Major Shareholder and the Esteves Family) having a right to attend and vote at the meeting, together holding not less than 95%, in par value of the Shares giving that right.

17.2	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice that is not a Major Shareholder shall not invalidate the proceedings at that general meeting.

18	Proceedings at General Meetings

18.1	No business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business. One or more Members holding not less than one-third in aggregate of the voting power of all Shares in issue and entitled to vote, present in person or by proxy or, if a corporation or other non-natural Person, by its duly authorised representative, shall represent a quorum.

18.2	Notwithstanding Article 18.1, if a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned and shall reconvene on the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the reconvened meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

18.3	A person may participate in a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a Member in a meeting in this manner is treated as presence in person at that meeting and is counted in a quorum and entitled to vote.

18.4	The Bertelsmann Chairman, or in his absence the Esteves Family Chairman, shall preside as chairman of the meeting, but if neither the Bertelsmann Chairman nor the Esteves Family Chairman

is present within fifteen (15) minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman. If no Director is willing to act as chairman, or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present in person or by proxy and entitled to vote shall choose one of their number to be chairman.

18.5	The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls. The chairman of the meeting shall announce at each such meeting the date and time of the opening and the closing of the polls for each matter upon which the Members will vote at such meeting.

18.6	A Director shall, notwithstanding that he is not a Member and that he has no right to vote, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

18.7	The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) Clear Days’ notice shall be given in the manner herein provided, including, but not limited to, as described in Article 36, specifying the time, place and agenda of the adjourned meeting. Otherwise it shall not be necessary to give any such notice.

18.8	At each meeting of the Members, all corporate actions, including the election of Directors, to be taken by vote of the Members (except as otherwise required by applicable law and except as otherwise provided in these Articles) shall be authorised by Ordinary Resolution. Where a separate vote by a class or classes or series is required, save as provided in Article 4.11, the affirmative vote of the majority of Shares of such class or classes or series present in person or represented by proxy at the meeting and voting shall be the act of such class or series (unless provided otherwise in the resolutions providing for the issuance of such class or series).

18.9	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

18.10	A poll shall be taken in such manner as the chairman of the meeting directs and he may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.

18.11	The chairman of the meeting shall not be entitled to a casting vote.

18.12	If for so long as the Company has only one Member:

(a)	in relation to a general meeting, the sole Member or a proxy for that Member or (if the Member is a corporation) a duly authorised representative of that Member is a quorum and Article 18.1 is modified accordingly;

(b)	the sole Member may agree that any general meeting be called by shorter notice than that provided for by these Articles; and

(c)	all other provisions of these Articles apply with any necessary modification (unless the provision expressly provides otherwise).

19	Votes of Members

19.1	Subject to any rights or restrictions attached to any shares (including without limitation the enhanced voting rights attaching to Class B Common Shares provided for in Article 5), every Member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative (not being himself a Member entitled to vote) or by proxy, shall on a poll have one vote for every share of which he is the holder (or, in the case of a Class B Common Share, ten (10) votes for every Class B Common Share of which he is the holder).

19.2	In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

19.3	The Members shall not, without the prior written consent of (i) Bertelsmann, for so long as it holds Class B Common Shares in excess of the Ownership Threshold and (ii) the Esteves Family, for so long as it holds Class B Common Shares in excess of the Ownership Threshold:

(a)	change the number of Directors from the size specified in Article 20.1;

(b)	amend these Articles and/or the Memorandum;

(c)	vary the rights attaching to any Shares;

(d)	approve the winding-up, liquidation and dissolution of the Company;

(e)	take any action set out in Article 11.1(a);

(f)	register the Company as an exempted limited duration Company; or

(g)	approve the transfer by way of continuation of the Company to a jurisdiction outside the Islands.

19.4	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Islands or elsewhere) in matters concerning mental disorder may vote, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the registered office of the Company, or at such other place as is specified in accordance with these Articles for the deposit or delivery of forms of appointment of a proxy, or in any other manner specified in these Articles for the appointment of a proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

19.5	No Member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy or by a corporate representative, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

19.6	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

19.7	Votes may be given either personally or by proxy. Deposit or delivery of a form of appointment of a proxy does not preclude a Member from attending and voting at the meeting or at any adjournment of it, save that only the Member or his proxy may cast a vote.

19.8	A Member entitled to more than one vote need not, if he votes, use all his votes or cast all votes he uses the same way.

19.9	Subject as set out herein, an instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor save that, subject to the Law, the Directors may accept the appointment of a proxy received in an Electronic Communication at an address specified for such purpose, on such terms and subject to such conditions as they consider fit. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.

19.10	Subject to Article 19.10 below, the form of appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may:

(a)	in the case of an instrument in writing, be left at or sent by post to the registered office of the Company or such other place within the Islands or elsewhere as is specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(b)	in the case of an appointment of a proxy contained in an Electronic Communication, where an address has been specified by or on behalf of the Company for the purpose of receiving Electronic Communications:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an Electronic Communication to appoint a proxy issued by the Company in relation to the meeting;

be received at such address at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(c)	in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited or delivered as required by paragraphs (a) or (b) of this Article after the poll has been demanded and at any time before the time appointed for the taking of the poll; or

(d)	where the poll is taken immediately but is taken not more than forty-eight (48) hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the secretary or to any Director;

and a form of appointment of proxy which is not deposited or delivered in accordance with this Article 19.10 or Article 19.11 is invalid.

19.11	Notwithstanding Article 19.10 above, the Directors may by way of note to or in any document accompanying the notice of a general meeting (or adjourned meeting) fix the latest time by which the appointment of a proxy must be communicated to or received by the Company (being not more than 48 hours before the relevant meeting).

19.12	A vote or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the registered office of the Company or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of a proxy was contained in an Electronic Communication, at the address at which the form of appointment was received, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

19.13	Any corporation or other non-natural person which is a Member of the Company may in accordance with its constitutional documents, or, in the absence of such provision, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

19.14	If a Clearing House (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company, it may, by resolution of its directors or other governing body or by power or attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of shareholders of the Company, provided that, if more than one Person is so authorised, the authorisation shall specify the number and class of shares in respect of which such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and class of shares specified in such authorisation.

20	Number of Directors and Chairman

20.1	Subject to Article 19.3, the Board shall consist of such number of Directors as a majority of the Directors then in office may determine from time to time, provided that, unless otherwise determined by the Members acting by Special Resolution, the Board shall consist of not less than four (4) Directors and not more than fourteen (14) Directors.

20.2	Chairmen

(a)	The Board of Directors shall have one (1) co-chairman appointed by Bertelsmann, for so long as it holds Class B Common Shares and one (1) co-chairman appointed by the Esteves Family, for so long as it holds Class B Common Shares in excess of the Ownership Threshold, thereafter, the chairman of the Board of Directors shall be appointed by a majority of the Directors then in office.

(b)	The Bertelsmann Chairman or in his absence the Esteves Family Chairman, shall preside as chairman at every meeting of the Board of Directors at which he is (or they are, as applicable) present. Where each of the Bertelsmann Chairman and Esteves Family Chairman are not present at a meeting of the Board of Directors, the attending Directors may choose one Director to be the chairman of the meeting.

21	Appointment, Disqualification and Removal of Directors

21.1	Appointment

(a)	Bertelsmann, for so long as it holds Class B Common Shares in excess of the Ownership Threshold, shall be entitled to appoint, at its sole discretion, up to seven (7) Directors, and shall be entitled at any time to remove, substitute or replace any of its appointed Directors for any reason in its sole discretion. Any such appointment, removal, substitution or replacement shall be effected by way of notice in writing to the Company signed by (or on behalf of) Bertelsmann.

(b)	The Esteves Family, for so long as it holds Class B Common Shares in excess of the Ownership Threshold, shall be entitled to appoint, at its sole discretion, up to two (2) Directors, and shall be entitled at any time to remove, substitute or replace any of its appointed Directors for any reason in its sole discretion. Any such appointment, removal, substitution or replacement shall be effected by way of notice in writing to the Company signed by (or on behalf of) the Esteves Family.

(c)	Bertelsmann and the Esteves Family, for so long as they hold Class B Common Shares in excess of the Ownership Threshold, shall be entitled to appoint, at their sole discretion, up to one (1) Director and shall be entitled at any time to remove, substitute or replace their appointed Director for any reason in their sole discretion (provided that if only one of Bertelsmann and the Esteves Family holds Class B Common Shares in excess of the Ownership Threshold, then only Bertelsmann or the Esteves Family, as applicable, shall have the rights pursuant to this Article 21.1(c)). Any such appointment, removal, substitution or replacement shall be effected by way of notice in writing to the Company signed by (or on behalf of) them.

(d)	Directors not appointed as set out in Articles 21.1(a), 21.1(b) and 21(c) shall be elected by an Ordinary Resolution.

21.2	Persons proposed by the Board for election by Ordinary Resolution of Members at a general meeting of the Company shall be nominated only and after consultation with the People and ESG Committee (if such committee is established).

21.3	Each Director shall hold office for a two (2) year term, notwithstanding any agreement between the Company and such Director. Directors are eligible for re-election.

21.4	Any vacancies on the Board arising other than upon the removal of a Director by resolution passed at a general meeting can be filled by the remaining Director(s) (notwithstanding that the remaining Director(s) may constitute fewer than the number of Directors required by Article 20.1 or fewer than is required for a quorum pursuant to Article 28.1), except for vacancies resulted from the removal, dismissal and/or withdraw of a Bertelsmann Director or an Esteves Family Director, which shall be filled as set out in Articles 21.1(a) and 21.1(b). Any such appointment shall be as an interim Director to fill such vacancy until the next annual general meeting of Members (and such appointment shall terminate at the commencement of the annual general meeting).

21.5	Additions to the existing Board (apart from additions pursuant to Article 21.1(a) and subject to the maximum provided for in Article 20.1 above) may be made by Ordinary Resolution.

21.6	There is no age limit for Directors of the Company.

21.7	No shareholding qualification shall be required for a Director. A Director who is not a Member shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company.

21.8	While any shares of the Company are admitted to trading on a Designated Stock Exchange, the Board must at all times comply with the residency and citizenship requirements of securities laws of the United States applicable to foreign private issuers and shall at no time have a majority of Directors who are U.S. Persons. Notwithstanding any other provision in these Articles, no appointment or election of a U.S. Person as a Director shall be permitted if such appointment or election would have the effect of creating a majority of Directors who are U.S. Persons, and any such appointment or election shall be disregarded for all purposes.

21.9	Directors that are not a Bertelsmann Director or an Esteves Family Director may be removed (with or without cause) by Ordinary Resolution of Members. The notice of general meeting must contain a statement of the intention to remove the Director and must be served on the Director not less than ten (10) days before the meeting. The Director is entitled to attend the meeting and be heard on the motion for his removal.

21.10	The office of a Director shall be vacated automatically if:

(a)	he or she becomes prohibited by law from being a Director;

(b)	he or she becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	he or she dies or is, in the opinion of all his co-Directors, incapable by reason of mental disorder of discharging his duties as Director;

(d)	he or she resigns his or her office by notice to the Company; or

(e)	he or she has for more than six (6) months been absent without permission of the Directors from meetings of Directors held during that period and the remaining Directors resolve that his or her office be vacated.

22	Alternate Directors

22.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

22.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors (in place of his appointor) and generally to perform all the functions of his appointor as a Director in his absence.

22.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

22.4	Any appointment or removal of an alternate Director shall be by written notice to the Company at its registered office, signed by the Director making or revoking the appointment, or in any other manner approved by the Directors.

22.5	Subject to the provisions of these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

23	Powers of Directors

23.1	Subject to the provisions of the Law, the Memorandum and these Articles (including Article 23.4 below), to any directions given by Ordinary Resolution and to the listing rules of any Designated Stock Exchange, the business of the Company shall be managed by the Directors and the delegated Officers who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors, subject to the limitations set forth in these Articles and in applicable Law.

23.2	Subject to Article 23.4 below, the Board may exercise all the powers of the Company to raise capital or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

23.3	Subject to Article 23.4 below, upon any Incriminating Event, the Directors shall convene a board meeting to consider the Incriminating Event and its impact on the Company and, at that meeting, shall take one of the following actions: (i) resolve that the Member in question be suspended from their duties as Director, officer and/or employee, unpaid, for a period of no more than 6 months; (ii) resolve that the Member in question be terminated from any positions he or she holds with the Company (e.g. as Director, officer and/or employee); (iii) direct (which direction the Member in question shall be obliged to follow) that the Member in question transfer all of his or her Shares to his or her heirs and/or children; or (iv) in the event the direction in (iii) is not possible of unsuccessful, resolve that any Shares held by the Member in question be compulsorily repurchased by the Company at the mean market price per share at market close daily for the 30 days preceding the Incriminating Event. The Member in question shall be entitled to attend the relevant board meeting and to make representations on his or her behalf at that meeting. In the event the Member in question is a Director, he shall not be entitled to vote on any of the actions set out in (i) through (iv) above, notwithstanding Article 27.

23.4	The Directors shall not, without the prior written consent of: (i) at least one (1) Esteves Family Director, for so long as there is at least one (1) Esteves Family Director; and (ii) at least one (1) Bertelsmann Director, for so long as there is at least one (1) Bertelsmann Director:

(a)	create new classes of Shares, issue new Shares or any options, warrants or convertible securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company;

(b)	repurchase or redeem any Shares;

(c)	execute and/or terminate any shareholders’ agreement, quotaholders’ agreement, or any other agreements related to the Company’s interest in any Subsidiary;

(d)	approve the financial statements of the Company;

(e)	effect follow-on offerings of the Company;

(f)	approve the listing and/or the delisting of securities of the Company with any Designated Stock Exchange;

(g)	conduct, negotiate, terminate and/or amend any business, agreement, or transaction between the Company and any Related Party valued in excess of ten million Brazilian Reais (R$10,000,000); provided that, (A) if the Related Party is the Esteves Family (or an Affiliate thereof), then the consent of the Esteves Family Director shall not be required and (B) if the Related Party is Bertelsmann (or an Affiliate thereof), then the consent of the Bertelsmann Director shall not be required;

(h)	approve any sale or encumbrance, for the benefit of a Person(s), of shares issued by any Subsidiary, or the admission of any new partner or shareholder in such Subsidiaries;

(i)	carry out any investments outside the scope of the core business of the Company. For the purpose of this Article, "core business" means any activity related to the offer of higher education courses (undergraduate degrees, master’s degrees, Doctor's degrees and MBAs) and digital services for the healthcare and pharmaceutical market (such as but not limited to continuous medical education, medical decision support, practice management, telemedicine, prescriptions, physician and patient relationship support);

(j)	incorporate any entity on behalf of the Company;

(k)	appoint or terminate the engagement of any independent auditor that is not an Authorised Auditor;

(l)	provide any guarantee in respect of any Person or Related Parties of any Member of the Company and/or shareholder, director and/or Officer and/or its Subsidiaries; or

(m)	determine what action should be taken by the Directors pursuant to Article 23.3 in case of an Incriminating Event, provided that in the event either of Bertelsmann or the Esteves Family are in any way interested in or associated with the Incriminating Event, the written consent of: (i) at least one (1) Esteves Family Director, for so long as there is at least one (1) Esteves Family Director; and/or (ii) at least one (1) Bertelsmann Director, for so long as there is at least one (1) Bertelsmann Director, as applicable and that would otherwise be required by this Article 23.4, shall not be required.

23.5	The exercise of voting rights by the Company in relation to any of its Subsidiaries or exercise of voting rights by any member of the board of directors of any such Subsidiaries appointed by the Company, with respect to the matters listed in Article 23.4 shall always be subject to the prior written consent of (i) at least one (1) Esteves Family Director, for so long as there is at least one (1) Esteves Family Director, and (ii) at least one (1) Bertelsmann Director, for so long as there is at least one (1) Bertelsmann Director.

24	Delegation of Directors' Powers, Service Providers and Acts of Improbity

24.1	Subject to these Articles, the Directors may from time to time appoint any Person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company (and adopt rules of procedure with respect to such administration), including without prejudice to the foregoing generality, the offices of chief executive officer, chief operating officer and chief financial officer ("Board of Executive Officers"), one or more vice presidents, managers or controllers, at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) and with such powers and duties as the Directors may think fit. The executive Officers of the Company elected shall have an unified term of two (2) years.

24.2	Subject to the overall authority of the Board of Directors to manage the affairs of the Company, the day-to-day operations and activities of the Company shall be exercised by its executive officers formed by at least two (2) and no more than seven (7) Officers, namely: (i) one (1) Chief Executive Officer; (ii) one (1) Chief Financial Officer; and (iii) the other Officers without a specific designation.

24.3	The Board may change the structure, composition and/or function of the executive officers of the Subsidiaries of the Company.

24.4	Without limiting the generality of Article 24.1, the Directors may appoint one or more of their body to the office of managing Director or to any other executive office under the Company, and the Company may enter into an agreement or arrangement with any Director for his/her employment, subject to applicable law and any listing rules of the SEC or any Designated Stock Exchange, or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit. Any appointment of a Director to an executive office shall terminate automatically if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.

24.5	The Directors and/or the executive Officers (minimum of two (2) Officers, acting jointly, being one the Company’s chief executive officer) may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

24.6	Subject to applicable law and the listing rules of any Designated Stock Exchange, the Directors may delegate any of their powers to any committee (including, without limitation, an Audit, Risks and Ethics Committee and People and ESG Committee), consisting of one or more Directors; provided that each of Bertelsmann and the Esteves Family shall be entitled to appoint at least one Bertelsmann Director or Esteves Family Director, as applicable, to each such committee (apart from the Audit, Risks and Ethics Committee) for so long as it holds Class B Common Shares in excess of the Ownership Threshold. They may also delegate to any executive Officer or committee of executive Officers such of their powers as they consider desirable to be exercised by him or them. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying. Where a provision of these Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

24.7	Without limiting the generality of Article 24.6, the Board shall establish a permanent Audit, Risks and Ethics Committee and may establish a People and ESG Committee and other committees and, where such committees are established, the Board may adopt formal written charters for such committees and, if so, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the Board may delegate pursuant to Article 24.6 and as required by the rules of the Designated Stock Exchange or applicable law. Each of the Audit, Risks and Ethics Committee, the People and ESG Committee, and any other committee, if established, shall consist of such number of directors as the Board shall from time to time determine (or such minimum number as may be required from time to time by any Designated Stock Exchange). For so long as any class of Shares is listed on a Designated Stock Exchange, the Audit, Risks and Ethics Committee, the People and ESG Committee, and any other established committee shall be made up of such number of Independent Directors as is required from time to time by the rules of the Designated Stock Exchange or otherwise required by applicable law.

24.8	At least one (1) member of the Audit, Risks and Ethics Committee will be an audit committee financial expert as determined by the rules adopted by the Designated Stock Exchange. Such financial expert shall have a special past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

24.9	The Company shall not use any agent, representative, or sales consultant, unless such agent, representative, or sales consultant has been properly vetted by the Company to ensure they maintain good business practices and operate in compliance with Anti-Corruption Laws.

24.10	The Company and its Members shall not violate any Brazilian Anti-Corruption Laws or laws related to acts of improbity.

25	Remuneration and Expenses of Directors

25.1	No Directors (apart from the Independent Directors and Directors who are separately employees of the Company) shall receive remuneration from the Company. The Board shall determine the remuneration to which Independent Directors shall be entitled.

25.2	A Director who, at the request of the Directors, goes or resides outside of their place of residence at the time of appointment due to a request of the Company, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (only in the case of an Independent Director) and expenses as the Directors may decide.

25.3	The Directors may be paid all traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

26	Directors' Gratuities and Pensions

The Directors may cause the Company to provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any existing Director or any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a Subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

27	Directors' Interests

27.1	Subject to the Law, the listing rules of any Designated Stock Exchange and Article 23.3, if a Director has disclosed to the other Directors the nature and extent of any direct or indirect interest which the Director has in any transaction or arrangement with the Company, a Director notwithstanding his office:

(a)	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)	shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

27.2	For the purposes of Article 27.1:

(a)	a general notice given to the Directors to the effect that (1) a Director is a member or officer of a specified company or firm and is to be regarded as having an interest in any transaction or arrangement which may after the date of the notice be made with that company or firm; or (2) a Director is to be regarded as interested in any transaction or arrangement which may after the date of the notice be made with a specified person who is connected with him or her shall be deemed to be a sufficient disclosure that the Director has an interest of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

27.3	A Director must disclose any direct or indirect interest in any transaction or arrangement with the Company, and following a declaration being made pursuant to these Articles, subject to any separate requirement for Audit, Risks and Ethics Committee approval under applicable law or the listing rules of any Designated Stock Exchange, and unless disqualified by the chairman of the relevant meeting, a Director may vote in respect of any such transaction or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

27.4	Notwithstanding the foregoing, no "Independent Director" (as defined herein) and with respect of whom the Board has determined constitutes an "Independent Director" for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit, Risks and Ethics Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an "Independent Director" of the Company.

28	Proceedings of Directors

28.1	The quorum for the transaction of the business of the Directors shall be a simple majority of the Directors then in office (subject to there being a minimum of two (2) Directors). A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum, but one such Director shall not constitute a quorum on his own.

28.2	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they determine is appropriate. Unless otherwise required by these Articles or by applicable Law,

questions subject to the approval of the Board and/or questions arising at any meeting of the Board shall be decided by a majority of votes provided. Each of Bertelsmann Chairman, Esteves Family Chairman and chairman of the meeting will not have a second or casting vote; provided that if the votes are evenly split, a Bertelsmann Director (or Bertelsmann Chairman) shall have a casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

28.3	Meetings of the Directors shall be held on a bimonthly basis and shall take place either in the City of Nova Lima, in the State of Minas Gerais, Brazil or at such other place as the Directors may determine.

28.4	A Person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting and is counted in a quorum and entitled to vote.

28.5	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointor and in his capacity as a Director) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. Unless otherwise provided by its terms, such a resolution shall be effective from the date and time of the last signature.

28.6	A Director or alternate Director may, and another Officer on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least five (5) Business Days’ notice in writing to every Director and alternate Director which notice shall set forth time, place and agenda for the respective meeting unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of these Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

28.7	Notwithstanding Article 28.6, if all Directors so agree to the meeting, a Director or alternate Director may, or other Officer on the direction of a Director or alternate Director may, call a meeting of the Directors on shorter notice than is provided for in Article 28.6 by notice in writing to every Director and alternate Director, which notice shall set forth the general nature of the business to be considered.

28.8	Subject to these Articles, the continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

28.9	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

28.10	A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Company immediately after the conclusion of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

29	Secretary and Other Officers

The Directors may by resolution appoint a Secretary and may by resolution also appoint such other Officers as may from time to time be required upon such terms as to the duration of office, remuneration and otherwise as they may think fit PROVIDED THAT, the Directors may only appoint persons as directors of the Company in accordance with Article 21.3. Such Secretary or other Officers need not be Directors and in the case of the other Officers may be ascribed such titles as the Directors may decide. The Directors may by resolution remove from that position any Secretary or other Officer appointed pursuant to this Article.

30	Minutes

The Directors shall cause minutes to be made in books kept for the purposes of recording:

(a)	all appointments of Officers made by the Directors; and

(b)	all resolutions and proceedings of meetings of the Company, of the holders of any class of shares in the Company and of the Directors and of committees of Directors, including the names of the Directors present at each such meeting.

31	Seal

31.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the Seal is affixed, and unless otherwise so determined every such instrument shall be signed by a Director or by such other person as the Directors may authorise.

31.2	The Company may have for use in any place or places outside the Islands a duplicate Seal or Seals, each of which shall be a reproduction of the Seal of the Company and, if the Directors so determine, shall have added on its face the name of every place where it is to be used.

31.3	The Directors may by resolution determine (i) that any signature required by this Article need not be manual but may be affixed by some other method or system of reproduction or mechanical or Electronic Signature and/or (ii) that any document may bear a printed reproduction of the Seal in lieu of affixing the Seal thereto.

31.4	No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of the delivery of the deed or document, the Director, Secretary or other Officer or person who shall have executed the same or affixed the Seal thereto, as the case may be, for and on behalf of the Company shall have ceased to hold such office and authority on behalf of the Company.

32	Dividends

32.1	Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends (including interim dividends) in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors.

32.2	Subject to the provisions of the Law, the Directors may declare dividends in accordance with the respective rights of the Members and authorise payment of the same out of the funds of the Company lawfully available therefor. If at any time the share capital is divided into different classes of shares, the Directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears that there are sufficient funds of the Company lawfully available for distribution to justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

32.3	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the capital of the Company) as the Directors may from time to time think fit.

32.4	Except as otherwise provided by the rights attached to shares and subject to Article 15, all dividends shall be paid in proportion to the number of shares a Member holds as of the date the dividend is declared; save that (a) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and (b) where the Company has shares in issue which are not fully paid up (as to par value) the Company may pay dividends in proportion to the amount paid up on each share.

32.5	The Directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

32.6	Any Ordinary Resolution or Directors’ resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to such distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any Member upon the footing of the value so fixed in order to adjust the rights of Members and may vest any assets in trustees.

32.7	Any dividend or other moneys payable on or in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the Register of Members or to such person and to such address as the person or persons entitled may in writing direct. Subject to any applicable law or regulations, every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

32.8	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

32.9	Any dividend which has remained unclaimed for six years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

33	Financial Year, Accounting Records and Audit

33.1	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and, following the year of incorporation, shall begin on 1 January each year.

33.2	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors. The books of account shall be kept at the registered office or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

33.3	No Member shall be entitled to require discovery of or any information with respect to any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the Members of the Company to communicate to the public.

33.4	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books and corporate records of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law, the listing rules of any Designated Stock Exchange or authorised by the Directors.

33.5	Subject to Articles 33.4, and 33.6 a printed copy of the Directors’ report, if any, accompanied by the consolidated statements of financial position, profit or loss, comprehensive income (loss), cash flows and changes in shareholders’ equity, including every document required by the Law to be annexed thereto, made up to the end of applicable financial year, shall be sent to the Members at least ten (10) Business Days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 16.2, provided that this Article 33.5 shall not require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares.

33.6	The requirement to send to a Person referred to in Article 33.5 the documents referred to in that Article shall be deemed satisfied where, in accordance with all applicable laws, rules and regulations, including, without limitation, the rules of any Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 33.5 on the Company’s Website, transmits it to SEC’s website or in any other permitted manner (including by sending any other form of Electronic Communication), and that person has agreed or is deemed by the Company to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

33.7	Subject to applicable law and to the rules of any Designated Stock Exchange, the accounts relating to the Company’s affairs shall, on an annual basis, be audited by an Authorised Auditor chosen by the Directors.

33.8	The Directors, having considered the recommendations of the Audit, Risks and Ethics Committee, shall appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Board, and shall fix his or their remuneration.

33.9	Every auditor of the Company shall have a right of access at all times to the books and accounts of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the auditors.

34	Capitalisation of Profits

The Directors may:

(a)	subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(b)	appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those Members, or as they may direct, in those proportions, or partly in one way and partly in the other, provided that on any such capitalisation holders of Class A Common Shares shall receive Class A Common Shares (or rights to acquire Class A Common Shares, as the case may be) and holders of Class B Common Shares shall receive Class B Common Shares (or rights to acquire Class B Common Shares, as the case may be);

(c)	resolve that any shares so allotted to any Member in respect of a holding by him of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;

(d)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions; and

(e)	authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalisation, any agreement made under such authority being binding on all such Members.

35	Share Premium Account

35.1	The Directors shall in accordance with Section 34 of the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed as described in Article 4.12.

35.2	There shall be debited to any share premium account:

(a)	on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Law, out of capital; and

(b)	any other amounts paid out of any share premium account as permitted by Section 34 of the Law.

36	Notices

36.1	Except as otherwise provided in these Articles and subject to the rules of any Designated Stock Exchange, any notice or document may be served by the Company or by the Person entitled to give notice to any Member either personally or by posting it airmail or by air courier service in a prepaid letter addressed to such Member at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Member may have specified in writing for the purpose of such service of notices, or by advertisement in appropriate newspapers in accordance with the requirements of any Designated Stock Exchange or by placing it on the Company’s Website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

36.2	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

36.3	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(c)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or

(d)	placing it on the Company’s Website, shall be deemed to have been served one (1) hour after the notice or document is placed on the Company’s Website.

36.3.1.       In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

36.4	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purpose for which it was called.

36.5	Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

36.6	Notice of every general meeting of the Company shall be given to:

(a)	all Members holding Shares with the right to receive notice and who have supplied to the Company an address, facsimile number or email address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

36.7	The Company shall make available to any Member, upon request, any agreements executed between the Company and its Related Parties, any shareholder agreements to which the Company is a party and the details of any Incentive Plan.

37	Winding Up

Subject to Article 19.3:

37.1	The Board shall have the power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

37.2	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide among the Members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as he with the like sanction determines, but no Member shall be compelled to accept any assets upon which there is a liability.

37.3	If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

38	Indemnity

38.1	Every Indemnified Person for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively "Losses") incurred or sustained by him otherwise than by reason of his own dishonesty, wilful default or fraud in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder with respect thereto.

38.2	No such Indemnified Person of the Company and the personal representatives of the same shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party for conformity or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or any other party with whom any of the Company’s property may be deposited or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto or (vii) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Person’s part, unless he has acted dishonestly, with wilful default or through fraud.

38.3	The Company hereby acknowledges that certain Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance from or against (other than directors’ and officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any such insurance obtained or maintained pursuant to Article 38.4 hereof) Other Indemnitors. The Company hereby agrees that: (i) it is the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of any Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Person are secondary); (ii) it shall be required to advance the full amount of expenses incurred by an Indemnified Person and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of these Articles (or any other agreement between the Company and an Indemnified Person) without regard to any rights an Indemnified Person may have against any Other Indemnitors; and (iii) it irrevocably waives, relinquishes and releases any Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company shall affect the foregoing, and without prejudice to Article 39 below, Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. For the avoidance of doubt, no Person or entity providing directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any Person providing such insurance obtained or maintained pursuant to Article 38.4 hereof, shall be an Other Indemnitor.

38.4	The Directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a Person who is or was (whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article 38 or under applicable law): (a) a Director, alternate Director, Secretary or auditor of the Company or of a company which is or was a subsidiary of the Company or in which the Company has or had an interest (whether direct or indirect); or (b) the trustee of a retirement benefits scheme or other trust in which a person referred to in Article 38.1 is or has been interested, indemnifying him against any liability which may lawfully be insured against by the Company.

39	Claims Against the Company

Notwithstanding Article 38.3, unless otherwise determined by a majority of the Board, in the event that (i) any Member (the "Claiming Party") initiates or asserts any claim or counterclaim ("Claim") or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits in which the Claiming Party prevails, then each Claiming Party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse the Company for all fees, costs and expenses (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the Company may incur in connection with such Claim.

40	Untraceable Members

40.1	Without prejudice to the rights of the Company under Article 40.2, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two (2) consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

40.2	The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)	all cheques or warrants in respect of dividends of the shares in question, being not less than three (3) in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by these Articles of the Company have remained uncashed;

(b)	so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)	the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

40.2.1.       For the purposes of the foregoing, the "relevant period" means the period commencing twelve (12) years before the date of publication of the advertisement referred to in this Article 40.2 and ending at the expiry of the period referred to in that paragraph.

40.3	To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such persons shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankruptcy or otherwise under any legal disability or incapacity.

41	Amendment of Memorandum of Articles

41.1	Subject to the Law and these Articles, the Company may by Special Resolution change its name or change the provisions of the Memorandum with respect to its objects, powers or any other matter specified therein.

41.2	Subject to the Law and as provided in these Articles, the Company may at any time and from time to time by Special Resolution, alter or amend these Articles in whole or in part.

42	Transfer by Way of Continuation

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

Exhibit C

Form of Second Amended & Restated Shareholders’ Agreement

EXECUTION VERSION

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT OF
AFYA LIMITED

This Second Amended and Restated Shareholders’ Agreement of Afya Limited (“Agreement” or “Shareholders’ Agreement”) is signed and delivered as a deed on [●] 2022 and is entered into by and among the following parties:

(1)       NICOLAU CARVALHO ESTEVES, an individual resident at Alameda do Morro, No. 85, Edifício Zeus, apartment 500, Vila da Serra, Zip Code 34006-083, City of Nova Lima, State of Minas Gerais (“Nicolau”);

(2)       ROSÂNGELA DE OLIVEIRA TAVARES ESTEVES, an individual resident at Alameda do Morro, No. 85, Edifício Zeus, apartment 500, Vila da Serra, Zip Code 34006-083, City of Nova Lima, State of Minas Gerais (“Rosângela”);

(3)       NRE CAPITAL VENTURES LTD, a company headquartered in [●], (“NRE” and, together with Nicolau and Rosângela, hereinafter referred as the “Original Shareholder”);

(4)       BERTELSMANN SE & CO. KGAA, a company headquartered in the City of Gütersloh, Germany, (“Bertelsmann”);

(the Original Shareholder and Bertelsmann are hereinafter referred together as the “Shareholders” or the “Parties” and, individually as a “Shareholder” or a “Party”)

and,

(5)       RENATO TAVARES ESTEVES, an individual resident at Alameda do Morro, nº 85, Edifício Zeus, apartment 500, Vila da Serra, Zip Code 34006-083, City of Nova Lima, State of Minas Gerais (“Renato”);

(6)       LÍLIAN TAVARES ESTEVES DE CARVALHO, an individual resident at Alameda do Morro, nº 85, Edifício Zeus, apartment 500, Vila da Serra, Zip Code 34006-083, City of Nova Lima, State of Minas Gerais (“Lílian”); and

(7)       VANESSA TAVARES ESTEVES, an individual resident at Alameda do Morro, nº 85, Edifício Zeus, apartment 500, Vila da Serra, Zip Code 34006-083, City of Nova Lima, State of Minas Gerais (“Vanessa”).

(Renato, Lílian and Vanessa are hereinafter referred together as the “Successors”).

WHEREAS:

(A)       On 7 July 2019, Nicolau, Rosângela, Crescera Educacional II Fundo de Investimento em Participações Multiestratégia, a private equity investment fund established as a closed-end investment fund, represented by its managing agent, Intrag Distribuidora de Títulos e Valores Mobiliários Ltda., a limited liability company, headquartered in the City of São Paulo, State of São Paulo, at Praça Alfredo Egydio de Souza, No. 100, Torre Itaúsa (“Crescera”), and Renato, Lílian and Vanessa entered into the Original Shareholders’ Agreement (the “Original Shareholders’ Agreement”);

(B)       Pursuant to a share purchase agreement dated as of 7 June 2021 between Crescera and Erste WV Gütersloh GmbH, a wholly-owned subsidiary of Bertelsmann (“Erste”), Bertelsmann has purchased all of the Shares (as defined below) held by Crescera, and in connection therewith, the parties hereto have amended and restated the Original Shareholders’ Agreement on June 7, 2021 (the “A&R Shareholders’ Agreement”);

(C)        Pursuant to a share purchase agreement dated as of [22] April 2022 between the Original Shareholder and Erste, Bertelsmann shall purchase 6.000.000 Class B common shares, the Shares (as defined below) held by the Original Shareholder, (the “Transaction”) and in connection therewith, the parties hereto have have agreed to amend and restate the A&R Shareholders’ Agreement at the closing of such purchase;

(D)       The Shareholders are the holders of record of all Class B Common Shares (the “Shares”) issued by Afya Limited, an exempted company incorporated under the laws of the Cayman Islands, with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(E)       Prior to the closing of the Transaction date, the Company shall adopt its Amended and Restated Memorandum of Association and Articles of Association (as may be amended, modified and supplemented from time to time, the “Organizational Documents”) setting forth certain matters in relation to the constitution of the Company; and

(F)       The Shareholders have agreed to enter into this Agreement for the purpose of regulating the exercise of the rights, powers, interests and obligations of the Shareholders with respect to the Company and such other matters as are set forth herein.

NOW THEREFORE, in consideration of the mutual promises made herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1.       Definitions. In interpreting this Agreement (including its Exhibits), the following terms and capitalized words shall have the meanings set forth below.

“Affiliate”	in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is Under Common Control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents and children, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is Under Common Control with, such entity.
“Afya Brazil”	means Afya Participações S.A., a wholly-owned subsidiary of the Company, registered before the Brazilian Taxpayer’s Register Under No. 23.399.329/0001-72.
“Agreement” or “Shareholders' Agreement”	means this agreement.
“Arbitration Chamber”	has the meaning set forth in Section 11.4.

“Arbitral Tribunal”	has the meaning set forth in Section 11.5.
“Bertelsmann”	has the meaning set forth in the preamble.
"Brazilian Reais"	means the lawful currency of the Federal Republic of Brazil and any amounts expressed in other currencies shall be converted into Brazilian Reais at prevailing market rates.
“Business Day”	means any day on which banks are not required or authorized by law to close in the City of New York/NY, USA and/or in the following cities in Brazil: in the City of São Paulo, State of São Paulo, in the City of Nova Lima, State of Minas Gerais, in the City of Brasilia, Federal District, or in the City of Rio de Janeiro, State of Rio de Janeiro.
"Class B Common Shares"	means Class B Common Shares of par value US$0.00005 issued by the Company, having the rights and obligations set out in the Organizational Documents.
“Competing Business”	means any and all activities or business developed or carried out related to: (i) the offering of higher education courses (undergraduate degrees, master's degrees, PhDs, specialization, postgraduate diplomas, MBAs, and the completion of studies for the validation of foreign medical and other diplomas), elementary education, secondary education, technical education and non-regulated education, all taught in person and/or at distance in all the national territory; (ii) the production of content for courses in higher education, elementary education, high school, technical education and non-regulated health education; and (iii) digital services for the healthcare and pharmaceutical market (such as but not limited to continuous medical education, medical decision support, practice management, telemedicine, prescriptions, physician and patient relationship support).
“Company”	has the meaning set forth in the preamble.
“Control” (including the terms “Controls,” “Controlled by” and “Under Common Control with”)	means, with respect to any Person or group of Persons (“Controlling Person”), directly or indirectly: (a) the ability of the Controlling Person, whether through the ownership of voting securities of another Person ("Controlled Person") or by contract or otherwise to: (i) elect the majority of the board of directors or other similar managing body of such Controlled Person, or (ii) direct the management policies of such Controlled Person, or (b) the ownership of rights that entitle the Controlling Person to have the majority of the votes in such Controlled Person’s general meeting.
"Deed of Adherence"	has the meaning set forth in Section 2.3.
“Disputes”	has the meaning set forth in Section 11.2.

“Excluded Business”	has the meaning set forth in Section 9.1.1.
“Governmental Agent”	means anyone holding, even temporarily or without remuneration, after election, appointment, designation, engagement, or any other form of grant of term of office, office, position and/or public employment in any Governmental Authority or political party.
“Governmental Authority”	means, with respect to any country, nation, government, or other jurisdiction, any (i) federal, national, supranational, state, local, municipal, foreign or similar government; and (ii) entity, authority or body, governmental or quasi-governmental authority of any nature, including, but not limited to executive, legislative, judicial, regulatory or administrative duties, including any authority, agency, department, board, commission, self-managed governmental entity or self-regulatory organization, any court, tribunal or arbitrator.
“Law”	means any law, code, ordinance, judicial or administrative decision, arbitration award, sentence, permission, regulation or rule of any Governmental Authority, and their amendments in force at any time.
“Nicolau”	has the meaning set forth in the preamble.
"Organizational Documents"	has the meaning set forth in the preamble.
“Original Shareholder”	has the meaning set forth in the preamble and Section 1.3.
“Permitted Transferee”	Means an Affiliate of a Shareholder.
“Person”	means any individual, corporation, general or limited partnership, limited liability company, joint stock company, joint venture, estate, trust, association, organization or any other entity or governmental entity;
“Related Parties”	means: (i) with respect to a Person other than an individual, any of the Controlled Persons, Controlling Persons and/or any other Person under common Control with, and/or shareholders and/or quota holders, which hold directly or indirectly more than ten percent (10%) of the voting rights of such Person, and its employees and/or administrators; and (ii) in relation to an individual: (a) all immediate family members; and (b) any entity in which such individual holds directly or indirectly more than ten percent (10%) of the shares of the voting rights.
“Shareholder” or “Shareholders”	has the meaning set forth in the preamble.
“Shares”	has the meaning set forth in the preamble.

“Subsidiary”	means, with respect to the Company, any company or other organization, whether incorporated or unincorporated, that, at the time of determination, is directly or indirectly wholly-owned or Controlled by such Person and/or any one or more of its Subsidiaries.
“Successors”	has the meaning set forth in the preamble.
“Transfer”	means, with respect to any securities: to sell, assign, dispose of, donate, exchange, encumber or otherwise transfer such securities or any participation or interest therein (comprising any legal and/or beneficial rights related to or derived from such securities), whether directly or indirectly (including via the transfer of securities to any Affiliate of any Person that is subsequently transferred in whole or in part to another Person), or agree or commit to do any of the foregoing.

1.2.       Construction. This Agreement shall be governed and construed pursuant to the following principles (except where the context otherwise requires): (a) Section and Exhibit headings shall not affect the interpretation of this Agreement; (b) the terms “also”, “including”, and other similar terms are not intended to be exclusive and shall be read as if they were accompanied by the phrase “by way of example” and “without limitation”; (c) whenever required by the context, the definitions included in this Agreement shall apply both in singular and plural and the male gender shall include female gender and vice-versa, without changing the meaning; (d) a reference to this Agreement, or to any other agreement or document is a reference to such agreement or document as varied, superseded, novated (in each case other than in breach of the provisions of such agreement or document); (e) unless otherwise expressly established in this Agreement, references to Sections, items or Exhibits apply to Sections items and Exhibits hereof, the Exhibits forming part of this Agreement; and (f) all references to the Parties include their authorized successors, representatives and assignors.

1.3.        Nicolau – Representative of Original Shareholder. The term “Original Shareholder” shall include Nicolau, Rosângela and NRE, collectively, it being understood that all acts taken and/or decisions made by Nicolau within the scope hereof shall be construed as taken or made by Nicolau, Rosângela, and NRE jointly, as a result of the power-of-attorney in Section 1.4. For the avoidance of doubt, all obligations of the Original Shareholder contained herein apply to Nicolau, Rosângela, and NRE on a joint basis.

1.4.       Rosângela and NRE hereby appoint Nicolau as her and its true and lawful attorney, and proxy, having the power to take all acts as provided for herein in Rosângela's and NRE’s name and on her and its behalf and sign all documents required for the purposes provided for in this Agreement. For the avoidance of doubt, the power-of-attorney and proxy granted herein includes the powers to represent Rosângela and NRE as shareholders of the Company, including the ability to sign corporate documents, vote at meetings of the Company including meetings to approve the accounts of the Company, as well as to exercise any rights inherent to a shareholder of the Company. This power of attorney shall remain in force and be irrevocable until this Agreement terminates at which point it shall be of no further effect.

2.       SHARES SUBJECT TO THE SHAREHOLDERS’ AGREEMENT

2.1.       Shares Bound by this Agreement. This Agreement is binding on the Parties.

2.2.       Each Party, by entering into this Agreement, undertakes to comply with and cause full compliance with all provisions set forth in this Agreement, and agrees that any act and/or measure taken contrary to the provisions set forth herein and/or that represents a violation of its obligations hereunder shall be null and void.

2.3.       Supervening Adhesion. As a condition of any Permitted Transferee becoming the holder of Class B Common Shares of the Company, such prospective holder shall be required to become party to this Agreement by entering into a Deed of Adherence in the form attached hereto as Exhibit 1 (“Deed of Adherence”), and upon so doing will become a Party. The existing Shareholders acknowledge and accept the joinder of such Persons to this Shareholders’ Agreement through the execution of the applicable Deed of Adherence and hereby grant an irrevocable power of attorney to the Company from time to time to enter into the Deed of Adherence on their behalf, such power of attorney to terminate when this Agreement terminates. The Deed of Adherence shall ensure that prospective shareholders are subject to the same obligations and benefit from the same rights as existing Shareholders under this Agreement, as applicable.

2.4.       Organizational Documents. If there is an inconsistency between the provisions of this Agreement and the Organizational Documents, the provisions of this Agreement shall prevail as between the Parties to it and each Party shall take all necessary measures to amend, waive or suspend conflicting provisions in the Organizational Documents to the fullest extent permitted by law so as to resolve such conflict.

2.5.       Registration and Annotation. The Shareholders shall procure that the Company file this Agreement as required by Brazilian Law (including registering it in the Registered Nominative Common Share Books of the Company's relevant Subsidiaries).

3.       PARTIES' REPRESENTATIONS AND WARRANTIES

3.1.       Representations and Warranties of the Shareholders. Each Party represents and warrants that it:

(i)       it has full power, authority and capacity to sign this Agreement, and any further documentation required hereby and that the duties and obligations herein are valid and enforceable obligations against such Party;

(ii)       the assumption and execution of the obligations contained in this Agreement do not result in and will not result in a breach of, default under or falsehood of any nature and to any degree, relating to any agreement, or any other instrument entered into or provided by the Shareholders or to which the Shareholders are bound or subject and shall not imply or cause any punishment, sanction or penalty to the Shareholders; and

(iii)       this Agreement: (a) was freely and legally entered into by the relevant Party and constitutes a legal, valid, effective, and binding obligation undertaken by the Shareholders, enforceable according to its terms and to the extent defined herein; and (b) shall exclusively govern the relationship between the Parties in relation to the Company, as its shareholders.

4.       MANAGEMENT

4.1.       Qualification of the Directors and Officers. Each Party agrees that any person recommended by them to a position of a Director or Officer of the Company shall be of good reputation, and of sufficient skill and experience for the role in question, including evidencing technical competence for the performance of his or her duties and having relevant experience in markets similar to the Company’s. Each such person may receive market standard compensation, subject to such person's right to waive the right to be compensated.

4.2.       Directors' and Officers' Indemnity Insurance. The Shareholders shall use best efforts to procure that the Company shall maintain in place a policy of directors' and officers' liability insurance with a reputable insurance provider to provide liability insurance for the Company's directors and officers during their terms of appointment on market standard terms.

5.       [INTENTIONALLY OMITTED]

6.       FOLLOW ON; REGISTRATION RIGHTS

6.1.       Follow On. If the Parties intend to Transfer Shares (a “Follow On”), the Party pursuing the transaction shall notify the other Shareholder(s) in advance about its intention to do so (as permitted in the context of the transaction), provided that nothing in this Section 6.1 shall be interpreted as a restriction requiring authorization by the other Shareholder(s) on the consummation of such a proposed transaction.

6.2.       Registration Rights. The Parties agree to cooperate to ensure that the Company enters into a customary registration rights agreement with the Parties (or a Party, as applicable) to facilitate the public resale of Shares by any Party.

7.       [INTENTIONALLY OMITTED]

8.       [INTENTIONALLY OMITTED]

9.       NON-COMPETE AND NON SOLICITATION

9.1.       Original Shareholder's Non-Compete Obligation. While (i) Bertelsmann holds an interest in the Company or any of its Subsidiaries ; or (ii) for a period of 5 (five) years from the moment the Original Shareholder ceases to hold an interest in the Company (whichever occurs earlier); the Original Shareholder (and the Successors) undertake not to, on their own behalf and undertake to use best efforts to procure that its Affiliates, family members and Related Parties shall not, directly or indirectly carry on, be engaged or concerned or interested in a Competing Business.

9.1.1.        Notwithstanding Section 9.1, the Original Shareholder may pursue opportunities in connection with the furtherance of the objects and purposes of Gidane – Consultoria e Administração Educational Ltda. a company incorporated in Brazil enrolled with the CNPJ/MG under No. 04.308.271/0001-60, duly registered with the competent board of trade until August 23, 2016 (the “Excluded Business”). For the avoidance of doubt activities conducted through any subsidiary of the Excluded Business are not permitted.

9.1.2.       Activities related to the validation of foreign diplomas (revalida) are specifically excluded from the definition of Excluded Business.

9.1.3.       In light of significance of the relationships with Clients, Managers and Employees built up by the Original Shareholder, and in light of the influence of the Original Shareholder on the local and national markets of higher education, the Parties agree that this Section 9.1 (non-competition) is necessary to protect and maintain the Company’s and its Subsidiaries’ business, activities, and assets. Therefore, the Parties understand and agree that the exceptions set out in Section 9.1.1 are to be restrictively construed and governed by the principles of good faith and reasonability.

9.1.4.       Failure to perform the non-compete obligation by the Original Shareholder shall entail payment of a non-compensatory fine in the amount of forty million Brazilian Reais (R$40,000,000.00) per infraction.

9.2.       Obligation of Non Solicitation of the Original Shareholder. The Original Sharholder undertakes not to, on its behalf and undertakes to use best efforts to procure that its Affiliates, family members and related Persons shall not, directly or indirectly:

(i)       solicit, canvass or approach or endeavour to solicit, canvass or approach any Employee or Manager of the Company or its Subsidiaries to leave such companies; or

(ii)       do or say anything which is harmful to the reputation of the Company or which may lead any Person or Client to cease to deal with the Company or deal with it on substantially different terms to those previously offered.

9.2.1.       For purposes of the provisions set forth in Sections 9.1.3 and 9.2 above: (i) “Client” means any current student or any other type of client (including corporate clients) under contract to the Company and/or any of its Subsidiaries and any Person to whom the Company and/or any of its Subsidiaries have provided services in the 12 months before the date of the Original Shareholders’ Agreement; and (ii) “Employee or Manager” means all employees with management positions or positions of strategic relevance to the Company and/or any of its Subsidiaries, whether employed by the Company its Affiliates or Subsidiaries, and any such person whose employment ended in the 12 months preceding the date of the Original Shareholders’ Agreement (for any reason).

9.2.2.       Failure to perform this obligation by the Original Shareholder shall entail a payment of a non-compensatory fine in the amount of ten million Brazilian Reais (R$10,000,000.00), or equivalent amount in foreign currency, if outside Brazil, per infraction.

9.2.3.       Price of Non-compete and Non Solicitation of the Original Shareholder. The Shareholders acknowledge and agree that: (i) the non-compete and no solicitation obligations provided for in Sections 9.1 and 9.2 above represent a genuine pre-estimate of loss.

10.       EFFECTIVENESS

10.1.       Effectiveness. This Agreement shall become automatically effective, without any further action by the Parties, upon the closing of the Transaction and shall remain in full force and effect for 20 years from the date of the Original Shareholders’ Agreement. The Agreement shall be automatically extended for additional 20-year periods unless any Party informs the other Parties in writing, no less than 60 Business Days in advance of that date, of its decision to terminate this Agreement.

10.2.       Early Termination. If each Party so agrees, this Agreement can be terminated immediately. In case either Shareholder ceases to hold Class B Common Shares for any other reason than a Permitted Transfer in accordance with the terms of this Agreement, this Agreement shall be automatically terminated.

11.       APPLICABLE LAW AND DISPUTE RESOLUTION

11.1.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

11.2.       Dispute Resolution. Parties shall use all reasonable efforts to settle any and all disputes arising out of, or in connection with this Agreement amicably. If it is not possible to reach an amicable settlement, the Parties hereby agree that any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including all matters regarding its existence, validity, interpretation, performance, breach or termination (“Disputes”) shall be finally determined by arbitration, pursuant to the following provisions.

11.3.       This arbitration agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

11.4.       The arbitration shall be administered by the Arbitration Center of the Brazil-Canada Chamber of Commerce (“Arbitration Chamber”), pursuant to the Arbitration Chamber’s rules of arbitration in force as at the date a request of arbitration is filed (“Rules”).

11.5.       The arbitral tribunal shall consist of three arbitrators (“Arbitral Tribunal”), one appointed by the Party, or Parties jointly, who requested the arbitration, and the other, by the Party, or Parties jointly, against whom the arbitration has been filed. The third arbitrator, who shall act as president of the Arbitral Tribunal, shall be appointed by the two party-appointed arbitrators. Should any of the Parties, or the party-appointed arbitrators, fail to appoint an arbitrator, the appointment shall be made in accordance with the Rules.

11.5.1.       The Arbitral Tribunal shall not have any powers to act as amiable compositeur or settle the arbitration ex aequo et bono.

11.5.2.       The Intervening Party expressly agrees to this arbitration clause and to submit to the arbitral award.

11.6.       The arbitration shall be in English, provided that the Parties shall be able to submit evidence in Portuguese without the need for translation. The seat of arbitration shall be the city of São Paulo, State of São Paulo, where the arbitration award shall be rendered in writing, without prejudice to the Arbitral Tribunal’s power to order proceedings, including hearings, elsewhere, upon the Parties agreement.

11.7.       Before the constitution of the Arbitral Tribunal, Parties shall be entitled to request preservation or interim measures exclusively from the courts in São Paulo, Brazil or any other having jurisdiction over the Parties or the relevant assets. For the avoidance of doubt, this shall not impair the existence, validity or effectiveness of this arbitration agreement, nor represent a waiver to it. Upon constitution of the Arbitral Tribunal, any requests for conservatory or interim measures shall be submitted to the Arbitral Tribunal, who shall have exclusive jurisdiction and powers to uphold, amend or suspend any measures previously granted by an applicable court, pursuant to the Rules.

11.8.       The arbitral award shall be final and binding on the Parties and shall not be subject to any appeal, except for requests of correction, interpretation and clarification of the award, as set out by the Rules.

11.9.       The Parties shall bear the costs and expenses of the arbitration, including arbitrators’ fees, as set out by the Rules. The arbitral award shall allocate to the losing party, or to both parties, in proportion to their relative success on their claims and counterclaims, the payment of (i) the expenses or any other amounts paid or due to the Arbitration Chamber; (ii) the fees paid or due to the arbitrators; (iii) the fees paid or due to any tribunal-appointed experts, translators, secretaries, steno typists and any other auxiliaries appointed by the Arbitral Tribunal, as well as (iv) non-contractual attorney’s fees. Any other expenses such as contractual attorney’s fees, party-appointed expert’s fees, general expenses and any other costs incurred by the Parties, including but not limited to, photocopying, authentications, legalization and travel, shall not be reimbursed.

12.       MISCELANEOUS

12.1.       Succession of Nicolau. In the event of the death, incapacitation or permanent disability of Nicolau, the Successors and Rosângela shall be construed as a single unit and the definition of Original Shareholder shall be adjusted to include the Successors, and all obligations of the Original Shareholder contained herein shall therefore apply to the Successors and Rosângela, jointly. In such event, Rosângela, Lílian and Vanessa hereby appoint Renato as their proxy and as their true and lawful attorney, having the power to take all acts as provided for herein in their name and on their behalf and sign all documents required for the purposes provided for in this Agreement. For the avoidance of doubt, the proxy and power-of-attorney granted herein includes the powers to represent Rosângela, Lílian and Vanessa as shareholder of the Company, including the ability to sign corporate documents, vote at meetings of the Company including meetings to approve the accounts of the Company, as well as to exercise any rights inherent to a shareholder of the Company. This power of attorney shall remain in force and be irrevocable until this Agreement terminates at which point it shall be of no further effect.

12.2.       Succession of Rosângela. In the event of the death, incapacitation or permanent disability of Rosângela, the Successors and Nicolau shall be construed as a single unit and the definition of Original Shareholder shall be adjusted to include the Successors, and all obligations of the Original Shareholder contained herein shall therefore apply to the Successors and Nicolau, jointly. In such event, Renato, Lílian and Vanessa hereby appoint Nicolau as their proxy and as their true and lawful attorney, having the power to take all acts as provided for herein in their name and on their behalf and sign all documents required for the purposes provided for in this Agreement. For the avoidance of doubt, the proxy and power-of-attorney granted herein includes the powers to represent Renato, Lílian and Vanessa as shareholder of the Company, including the ability to sign corporate documents, vote at meetings of the Company including meetings to approve the accounts of the Company, as well as to exercise any rights inherent to a shareholder of the Company. This power of attorney shall remain in force and be irrevocable until this Agreement terminates at which point it shall be of no further effect.

12.3.       Compulsory Transfer. If both Nicolau and Rosângela are compelled to Transfer their Shares pursuant to Article 23.3 of the Company's Articles of Association (or other relevant provision from time to time), the Successors shall be construed as a single unit and the definition of Original Shareholder shall be adjusted to comprise the Successors, and all obligations of the Original Shareholder contained herein shall therefore apply to the Successors, jointly.  In such event, Lílian and Vanessa hereby appoint Renato as their proxy and as their true and lawful attorney, having the power to take all acts as provided for herein in their name and on their behalf and sign all documents required for the purposes provided for in this Agreement.  For the avoidance of doubt, the proxy and power-of-attorney granted herein includes the powers to represent Lílian and Vanessa as shareholder of the Company, including the ability to sign corporate documents, vote at meetings of the Company including meetings to approve the accounts of the Company, as well as to exercise any rights inherent to a shareholder of the Company. This power of attorney shall remain in force and be irrevocable until this Agreement terminates at which point it shall be of no further effect.

12.4.       Variation. No variation of this Agreement shall be effective unless it is by way of written amendment, duly signed by all Parties.

12.5.       Forbearance and Waivers. A failure or delay by any Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, not shall it prevent or restricts any further exercise of that or any other right or remedy.

12.6.       Severability. If any Section hereof is, becomes or is deemed to be invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision, or part provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this Section shall not affect the validity and enforceability of the remaining Sections, which shall remain valid and in effect until fulfillment, by the parties, of all their respective obligations provided herein.

12.7.       Assignment and Binding Effect. The Parties may not assign this Agreement, in whole or in part, without the prior written consent of the other Parties hereto, except to any Affiliate of such Party and as long as the assigning Party causes such Affiliate to enter into a Deed of Adherence. The assigning Party shall remain liable for the performance of its obligations hereunder to the fullest extent permitted by law.

12.8.       Specific Performance. Without prejudice to any other rights or remedies the Parties may have hereunder, each Party acknowledges that damages alone may not be an adequate remedy for any breach of this Agreement by any Party. Accordingly each Party shall be entitled, to the extent permitted by applicable law, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

12.9.       Expenses. Except as otherwise set forth in this Agreement, each Party shall bear its own costs and expenses (including costs and expenses related to its attorneys and other advisors) incurred as a result of this Agreement and the obligations provided for herein.

12.10.       Third Party Rights. A person who is not a party to this Agreement may not, in its own right or otherwise, enforce any term of this Agreement except that Directors of the Company may in its own right enforce Section 4.2, subject to and in accordance with the provisions of the (Contracts) Rights of Third Parties Law, 2014.

12.11.       Communications and Notices. All notices and other communications to be made in connection with this Agreement shall be made in writing and sent to the addresses below or to other addresses to be indicated by the Parties (i) through the Registry Office of Deeds and Documents; or (ii) by registered mail:

(i)       If to Bertelsmann:

Address: Carl-Bertelsmann-Strasse 270

Gütersloh, Germany
Zip Code 33311

Phone: + 49 (0)5241-80-2551
E-mail: Denise.abel@Bertelsmann.de
Attn.: Ms. Denise Abel

(ii)       If to the Original Shareholder:

Address: Alameda do Morro, nº 85, Edifício Zeus, apartment 500, Vila da Serra,
Nova Lima/MG,
Zip Code 34006-083
Phone: +55 32 98406-1036
E-mail: nicolauesteves@afyaeducacional.com.br / sergio@sblaw.adv.br
Attn.: Mr. Nicolau Esteves

(iii)       If to the Successors:

Address: Alameda do Morro, nº 85, Edifício Zeus, apartment 500, Vila da Serra,
Nova Lima/MG,
Zip Code 34006-083
Phone: +55 32 98406-1030
E-mail: renato@afyaeducacional.com.br / sergio@sblaw.adv.br
Attn.: Mr. Renato Esteves

12.11.1.       The change of a recipient, address, or any information above should be promptly communicated in writing to the other Parties as provided for herein; if such communication is not made, any notice or communication delivered to the recipients or at the addresses indicated above shall be deemed duly made and received.

13.       NO POLITICAL AFFILIATION

13.1.       The Parties represent, warrant and undertake that they have not and will not engage directly or indirectly in political parties or campaigns whether within the Federal Republic of Brazil or any other territory, including but not limited to joining a political party, providing sponsorship, making donations, granting of incentives, or providing any other form of financial or other emolument to a political party, political entity or politician.

13.2.       Upon prior written approval of Bertelsmann Nicolau or Rosangela shall have the right to engage in such activities as described under 13.1 above. Such written approval shall not be unreasonably withheld or delayed.

Executed and delivered as a DEED:

Shareholders:

___________________________________
NICOLAU CARVALHO ESTEVES

Witnessed by

___________________________________
Print Name:

__________________________________
ROSÂNGELA DE OLIVEIRA TAVARES

Witnessed by

___________________________________
Print Name:

__________________________________
NRE CAPITAL VENTURES LTD

Witnessed by

___________________________________
Print Name:

BERTELSMANN SE & CO. KGAA

___________________________________
Name: Joern Caumanns
Hold office: EVP M&A

___________________________________
Name: Denise Abel
Hold office: SVP Corporate Legal

Successors:

___________________________________
RENATO CARVALHO ESTEVES

Witnessed by

___________________________________
Print Name:

__________________________________
LÍLIAN TAVARES ESTEVES DE CARVALHO

Witnessed by

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Print Name:

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VANESSA CARVALHO ESTEVES

Witnessed by

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Print Name:

EXHIBIT 1

DEED OF ADHERENCE TO THE SHAREHOLDERS’ AGREEMENT
OF AFYA LIMITED

Date: [•]

[NAME], , [full address] (“[●]”), by means of this Deed of Adherence in respect of AFYA LIMITED, an exempted company incorporated under the laws of the Cayman Islands, whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Company”), hereby agrees to adhere to the Shareholders’ Agreement of the Company entered into by and among the Parties as defined therein dated [●] (the “Shareholders’ Agreement” and the parties thereto, including any subsequent further joiners by way of Deed of Adherence, the "Existing Shareholders") attached hereto as Exhibit 2 A for the purposes of Section 2.3 of the Shareholders’ Agreement.

Agreed to by the Existing Shareholders, and executed and delivered as a DEED:

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[•]

Company, acting on behalf of the Existing Shareholders.

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[•]

Witnessed by

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Print Name:

Exhibit D

Form of Certificate

SELLING SHAREHOLDER CLOSING CERTIFICATE

[●], 2022

I, [●], a Selling Shareholder under the Share Purchase Agreement, dated [▪], 2022 (the “SPA”), hereby certify to the Purchaser:

(A)	the representations and warranties in Section 2 of the SPA are true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof;

(B)	the Selling Shareholder has performed and complied with all agreements, obligations and conditions contained in the SPA that are required to be performed or complied with by the Selling Shareholder on or before the Closing; and

(C)	the Selling Shareholder has received all consents and waivers necessary to transfer the Transferred Shares and has provided the Purchaser with true and correct copies thereof.

Unless otherwise defined herein, capitalized terms used in this certificate shall have the respective meanings assigned to them in the SPA.

Signed by the Selling Shareholder:

[Nicolau Carvalho Esteves] [Rosângela de Oliveira Tavares Esteves] [NRE Capital Ventures Ltd]

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By:

Title:

Dated:

Exhibit E

Form of Certificate

PURCHASER CLOSING CERTIFICATE

[●], 2022

I, [●], a Director of Erste WV Gütersloh GmbH (the “Purchaser”), the Purchaser under the Share Purchase Agreement, dated [▪], 2022 (the “SPA”), hereby certify to the Selling Shareholders:

(A)	the representations and warranties in Section 3 of the SPA are true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof;

(B)	the Purchaser has performed and complied with all agreements, obligations and conditions contained in the SPA that are required to be performed or complied with by the Purchaser on or before the Closing; and

(C)	the Purchaser has received all consents and waivers necessary to purchase the Transferred Shares and has provided the Selling Shareholders with true and correct copies thereof.

Unless otherwise defined herein, capitalized terms used in this certificate shall have the respective meanings assigned to them in the SPA.

Signed by the Purchaser:

Erste WV Gütersloh GmbH

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By:

Title:

Dated:

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By:

Title:

Dated: